As filed with the U.S. Securities and Exchange Commission on June 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANNABIS GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2836	83-1754057
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation)	Classification Code Number)	Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arman Tabatabaei

520 S Grand Avenue, Suite 320

Los Angeles, California 90071

(310) 986-4929

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mailander Law Office, Inc.

Tad Mailander

945 4th Avenue, Ste. 311

San Diego, CA 92101

(619) 239-9034

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☒
		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE CHART

Title of Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Security Holders (as hereinafter defined) (1)	3,775,163	$0.49	$1,849,829.87	$240.11

Newly Issued Common Stock to be registered as part of a Primary Offering (as hereinafter defined)	4,473,940	$0.49	$2,192,230.60	$284.55
Total	8,249,103		$4,042,060.47	$524.66

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average daily trading prices on OTC Markets Group, Inc. as of June 2, 2020.

(3)	Estimated for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

THIS REGISTRATION STATEMENT AND THE PROSPECTUS THEREIN COVER THE REGISTRATION OF TOTAL 8,249,103 REG SHARES OF COMMON STOCK.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 5, 2020

PRELIMINARY PROSPECTUS

CANNABIS GLOBAL, INC.

520 S Grand Avenue, Suite 320

Los Angeles, California 90071

(310) 986-4929

8,249,103 SHARES OF COMMON STOCK

4,473,940 Shares of Common Stock being sold at $0.49 per share pursuant to the Primary Offering

3,775,163 Shares of Common Stock being offered at $0.49 per share by the Selling Security Holders

	Sale Total Depending on Percentage of Primary Offering Securities Sold
	Per Share	100%	75%	50%	25%

Public Offering Price	$0.49	$1,849,830	$1,387,372	$924,915	$462,457
Underwriting Discounts and Commissions	$-	$-	$-	$-	$-
Proceeds to Cannabis Global, Inc.	$0.49	$1,849,830	$1,387,372	$924,915	$462,457

This preliminary prospectus relates to the registration of 8,249,103 shares of common stock in Cannabis Global, Inc., a Nevada corporation (referred to herein as the “Company,” “we,” “our,” “us,” or other similar pronouns). The Company is registering 4,473,940 shares of common stock at $0.49 per share in a direct public offering (“Direct Offering”). In addition, the Company is registering 3,775,163 shares of common stock currently held by our “Selling Shareholders,” or individually, “Selling Shareholder.” The Selling Security Holders will sell the shares of common stock at the fixed price of $0.49 per share until such time, if ever, that the common stock is quoted on the OTC Bulletin Board, the OTCQX, the OCTQB or listed on a securities exchange. See “Plan of Distribution” beginning on page 22 of this prospectus for more information.

Our shares of common stock subject to the Direct Offering and Selling Shareholders are referred to herein collectively as our “Shares.” We estimate our total offering registration costs to be approximately $524.66 and our legal and auditor related fees will be $6,000 equalling at total expense to the Company of $6,524.66.relating to the registration, which will be paid from existing corporate funds, thus not affecting the proceeds of this offering. There is no minimum number of shares that must be sold by us for the offering to proceed. The Company will retain any proceeds from the Direct Offering, while the Selling Shareholders will retain the proceeds from the Resale. The Selling Shareholders are deemed to be statutory underwriters under Section 2(a)(11) of the Securities Act of 1933 (“Securities Act”).

The selling stockholders will sell the shares of common stock at the fixed price of $0.49 per share until such time, if ever, that the common stock is quoted on the OTC Bulletin Board, the OTCQX or listed on a securities exchange . Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission.

Our Common Stock is currently quoted on the OTC Markets Pink under the symbol “MCTC”. On June 4, 2020 the closing price as reported was $0.45 per share. This price will fluctuate based on the demand for our Common Stock.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE 5 HEREIN AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 31, 2019, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June 5, 2020

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You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our Shares. We have not authorized anyone to provide you with information different from that contained in this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. Our business, financial condition, operating results and prospects may have changed since that date. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

Cannabis Global, Inc., the Cannabis Global logo, Hemp You Can Feel™, and other trademarks or service marks of Cannabis Global, Inc. appearing in this Prospectus are the property of Cannabis Global, Inc. This Prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this Prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise “we,” “us,” “our,” “Company” or “MCTC” refers to Cannabis Global, Inc., a Nevada corporation, formerly known as MCTC Holdings, Inc., a Delaware corporation. On December 4, 2019, a majority of the shareholders eligible to vote met in a special meeting pursuant to Sections 2.03, 2.07 and 2.11 of the Company's By-Laws, and Chapter 1, Delaware General Corporation Law § 228. The shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA, which is now pending. Effective March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, we filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Company in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of our former Delaware corporation. There is no change to our fiscal year end.

References to “Management” in this Prospectus mean the senior officers of the Company. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their personal capacities.

Prospective purchasers should rely only on the information contained in this Prospectus. We have not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with additional or different or inconsistent information, including information or statements in media articles about us, prospective purchasers should not rely on it. Prospective purchasers should assume that the information appearing in this Prospectus is accurate only as at its date, regardless of its time of delivery or of any distribution of the Offered Shares. Our business, financial conditions, results of operations and prospects may have changed since that date.

We present our Consolidated Financial Statements (as defined below) in United States dollars. Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars. Reference to “United States” or “U.S.” are references to the United States of America.

CAUTIONARY NOTE TO INVESTORS

This Prospectus qualifies the distribution of securities of an entity that derives substantially of its revenues from the hemp industry in certain of the states in the United States. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family and hemp derived CBD were classified as a Schedule 1 controlled substances, and illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. Despite the passage of the Farm Bill, certain aspects of the industry, particularly those not defined as hemp within the Farm Bill, remain illegal under U.S. federal Law. At this time, we are not engaged in businesses that fall outside of what is permissible under the Farm Bill.

As of the date of this Prospectus, we do not conduct any cannabis business falling outside of the Farm Bill. However, we may in the future develop products that could contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. In the future, we could become involved in business activities that may fall outside of the Farm Bill, such as the processing of marijuana or marijuana extracts that are not covered under the Farm Bill. In addition, several of our research and development activities could be classified as such. Currently, numerous states plus the District of Columbia have laws and/or regulations that recognize, in one form or another, legitimate medical and adult uses for cannabis and consumer use of cannabis in connection with medical treatment or for recreational use. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to marijuana, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, or dispensing marijuana in violation of federal law. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. e sections entitled “Risk Factors” and “Our Business – Regulation and Licensure - Enforcement of United States Federal Laws.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

Our Business and Corporate History

We are a research and development company primarily focused on entering a wide array of hemp and related market sectors. Our primary objective is to create and commercialize engineered technologies delivering hemp extracts and cannabinoids to the human body. We have recently expanded our focus to include middle portions of the hemp value chain, including the licensing of our core technologies to manufacturers of hemp and related products.

We have an active research & development program focused on developing technologies to be utilized to develop consumer products, based on these and other technologies.

Our R&D programs included the following;

1)	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2)	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3)	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4)	Establishment of new methods to increase the bioavailability of cannabinoids to the human body through utilization of proven bioenhancers, including d-α-Tocopherol polyethylene glycol 1000 succinate (TPGS), which is widely used as a water-soluble vitamin E formulation and polymeric nanoparticles.

5)	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

Our principal executive office is located at 520 S Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is www.cannabisglobalinc.com. Unless expressly noted, none of the information on our website is part of this Prospectus or any Prospectus Supplement. Our shares of Common Stock are quoted on the OTC Markets Pink tier, operated by OTC Markets Group, Inc., under the ticker symbol “MCTC.”

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc. a California corporation (“HYCF”) as a wholly owned subsidiary of the Company. HYCF will be engaged in various related business opportunities. At this time HYCF has no operations.

Effective March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Registrant from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, the Registrant filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Registrant in Nevada under the name Cannabis Global, Inc. At this time, we retain our currently trading symbol of “MCTC” on the OTC Market Pink quotation venue. We have filed with The Financial Industry Regulatory Authority (FINRA) for a name and symbol change to reflect the change in the corporate identity. As of the date of this Prospectus, the application with FINRA is pending.

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a Nevada corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. At this time Aidan has minimal operations.

On August 9, 2019, we determined and disclosed in our annual report filed on Form 10-K, that the Company no longer met the definition of a Shell Company as defined in Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter), which defines a Shell Company as one that has: 1) No or nominal operations; and 2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amounts of cash and cash equivalents and nominal other assets. By way of our: 1) beginning business activities and operations, 2) hiring our CEO, 3) appointing a highly experienced board of directors, 4) retaining consultants, 5) signing two property leases, 6) approving budgets and business plans for several initiatives, 6) producing product samples, 7) engaging sales initiatives to prospective customers, and other related business activities, the board of directors determined such activities as non-nominal operations and therefore the board of directors disclosed that the Company was no longer a shell company defined by Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter).

On August 9, 2019, the Company filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei. The transaction value was nominal, at only One Thousand Dollars ($1,000). Therefore,, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, that would require specific disclosures under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

On July 10, 2019, the Company implemented a reverse stock split of the outstanding common shares. The number of authorized shares remained at 290,000,000. As of July 10, 2019, just prior to the reverse split, there were 183,864,600 shares of Common Stock outstanding.

On or about June 27, 2018 we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On January 14, 2009, Octillion Corp. (Symbol: OCTL), parent company of MicroChannel announced that it had changed its name to New Energy Technologies, Inc. (Symbol: NENE) (“New Energy”). The name change became effective on the Over-the-Counter Bulletin Board at the opening of trading on January 14, 2009. On June 24, 2008, MicroChannel announced that it initiated trading of its stocks on the OTC Bulletin Board under the stock symbol “MCTC”. On August 22, 2007, by corporate action taken by MicroChannel’s executive team and board members, the company amended its Articles of Incorporation to increase its authorized capital stock to 300,000,000 million shares of common stock, $0.0001 par value per share. As of September 25, 2007, there were 1,000,000 shares of common stock were issued and outstanding; there were no preferred shares issued and outstanding. The directors and sole shareholder have approved a forward split of their issued and outstanding shares of common stock on the basis of 538,646 for 1 for the purpose of effecting the distribution.

On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation. The Company’s original name was MultiChannel Technologies Corporation (“MultiChannel”) which was incorporated on February 28, 2005 under the laws of the State of Nevada (U.S.A.) and was originally formed as a wholly-owned subsidiary of Octillion Corp. (“Octillion”). Octillion (a Canadian company was trading in the OTC Markets under the symbol “OCTL”). At the time of Octillion’s existence, Octillion was a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies and products.

For more information about current business operations, please see the section of this Prospectus entitled “Description of Business” beginning on page 26.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this Prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this Prospectus. We derived the summary financial information for the period ended August 31, 2019 from our audited financial statements and related notes appearing elsewhere in this Prospectus. The audited historical results are not necessarily indicative of the results we expect in the future.

The Company’s financial statements for the period ended February 29, 2020 appearing elsewhere in this Prospectus are not audited. The unaudited historical results are not necessarily indicative of the results we expect in the future.

The Company sustained continued operating losses during the fiscal years ended August 31, 2019, 2018 and for the most recently ended quarterly period ending February 29, 2020.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

CONSOLIDATED BALANCE SHEETS USD ($)	February 29, 2020	Aug. 31, 2019	Aug. 31, 2018
Cash	$157,015	$152,082	$4,652
Total Current Assets	192,148	154,381	4,652
TOTAL ASSETS	866,925	214,829	4,652
Total Liabilities	1,469,572	153,414	139,605
Working Capital (Deficit)	(1,277,424)	(967)	(134,953)
Stockholder’s Deficit
Total Stockholder’s Deficit	(602,647)	61,415	(134,953)
Accumulated Deficit	(2,275,234)	(1,127,601)	(738,004)

CONSOLIDATED STATEMENTS OF OPERATIONS - USD ($)	3 Months Ended				6 Months Ended
	Feb. 29, 2020		Feb. 28, 2019		Feb. 29, 2020		Feb 28, 2019
Revenues	$		$		$		$
Total Operating Expenses		410,915		4,682		784,708		19,443
Operating Loss		(410,915)		(4,682)		(777,695)		(19,443)
Total Other Income (Expense)		(351,281)		(2,6610)		(370,028)		(5,183)
Net Income (Loss)		$(762,196)		$(7,343)		$(1,147,633)		$(24,626)
Basic & Diluted Loss per Common Share		$0.00		$(0.00)		$0.00		$0.00
Weighted Average Common Shares		12,321,639		12,257,640		12,72,506		12,257,640

SUMMARY OF THIS OFFERING

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	3,775,163 shares of common stock

Secondary Offering price:	$0.49 per share

Secondary Offering period:	From the date of this prospectus until September 30, 2020

Newly issued common stock being registered pursuant to the Primary Offering:	4,473,940 shares of common stock

Primary Offering price:	$0.49 per share

Primary Offering period:	From the date of this prospectus until September 30, 2020

Number of shares outstanding after the offering:	24,887, 421 shares of common stock

Market for the common stock:	Our shares of Common Stock are currently listed on the OTC Markets Pink under the symbol “MCTC”.

Use of proceeds:	We will receive approximately $2,460,667 in gross proceeds if we sell all of the shares in the Primary Offering, and we will receive estimated net proceeds (after paying offering expenses) of approximately $2,454,078 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

Cannabis Global, Inc. 520 S Grand Avenue, Suite 320 Los Angeles, CA 90071

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

RISKS RELATED TO OUR BUSINESS

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures (including certain of our third-party VRCs), work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavour to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favourable terms.

To the extent that we raise additional equity capital, existing shareholders will experience dilution in the voting power and ownership of their shares of Common Stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet any debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favourable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

Uncertainty of profitability

Our business strategy may result in meaningful volatility of revenues, loses and/or earnings. As we will only develop a limited number of business efforts, services and products at a time, our overall success will depend on a limited number of business initiatives, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results, and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably.

We do not have sufficient cash on hand.

As of February 29, 2020, we had cash on hand of $157,015.  Our cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need at least $500,00 in cash from either investors or operations. While we intend to engage in future financings, there is no assurance that these will actually occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $2,275,234 as of February 29, 2020. Management plans to raise additional capital through the sale of shares of Common Stock to pursue business development activities, but there are no assurances of success relative to the efforts.

If we are not able to raise enough funds, we may not be able to successfully develop and market our products and our business may fail.

We do not have any commitments for financing and we will need additional financing to meet our obligations and to continue our business. Although we plan to raise funds through this Public Offering, we cannot guarantee that we will be successful in such efforts.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The loss of key Management personnel could adversely affect our business

We depend on the continued services of our executive officer and senior consulting team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain executive officers, to compensate executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into an employment agreement with our Chief Executive Officer, and do not believe our Chief Executive Officer is planning to leave or retire in the near term, we cannot assure you that our Chief Executive Officer or senior managers to be hired will remain with us. The loss or limitation of the services of any of our executives or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers and the company against the possible third-party claims. This is due to the significant lack of availability of such policies in the hemp industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If we fail to maintain satisfactory relationships with future customers, our business may be harmed.

Due to competition or other factors, we could lose business from our future customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results

Some of business initiatives in the hemp sectors are new and are only in the early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

We are attempting to enter into several new business areas. We plan to address these new business areas with unproven technologies. Our inability to master the technical details of these new technologies could negatively impact our business.

We are attempting to enter several new areas of the hemp and related markets, including THC remediation, the production of highly bioavailable infused drinks and the production of functional foods based on nanoparticle technologies. These businesses will require extensive technical expertise. There can be no assurances we will have the capital, personnel resources, or expertise to be successful relative to these advanced technologies.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products and services. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products and services. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes. We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications, computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

The failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company.

The success of our business will partially depend on our ability to protect our intellectual property. As of the date hereof, we do not have any federally registered patents. The unauthorized use of our intellectual property could diminish the value of our business, which would have a material adverse effect on our financial condition and results of operation.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

For the fiscal year ended August 31, 2019 we incurred an operating loss of $549,918. For the fiscal year ended August 31, 2018, we incurred an operating loss of $51,036. At February 29, 2020 we had an accumulated deficit of $2,275,234. Although we anticipate generating revenue in future periods, such revenues may be insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

Marijuana, and Cannabinoids and CBD with more than 0.3% THC are illegal under federal law.

Cannabis, marijuana, CBD compounds and/or products, and other cannabinoids compounds and/or products containing in excess of 0.3% THC are Schedule 1 controlled substances and are illegal under federal law, specifically the Controlled Substances Act (21 U.S.C. § 811). Even in states that have legalized the use of marijuana, its sale and use may remain a violation of federal law. Although some of the products we buy are certified as having non-detectable levels of THC, if there were mistakes in processing or mislabeling and levels of THC greater that 0.3% were found in our products, we could be subject to enforcement and prosecution, which would have a negative impact on our business and operation.

The legal and/or regulatory status of many cannabinoids, hemp extracts, and other similar compounds and substances is uncertain. We could also be subject to industry regulatory body and/or government oversight if the legal and/or regulatory status of these change. This could, in the future, affect our business and our ability to sell products and/or realize profits.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the hemp industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the .03% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown and processed; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our hemp-based products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

Laws and regulations affecting our industry are constantly changing.

The constant evolution of laws and regulations affecting the marijuana industry could detrimentally affect our operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

We are attempting to enter new markets for products containing novel cannabinoids and cannabinoid containing compounds.

We are planning to enter the market with products that contain tetrahydrocannabivarin (THC-V) and other minor cannabinoids, such as cannabigerol (CBN), cannabichromene (CBC), cannabidiol (CBD), and others. The United States Food and Drug Commission (“FDA”) could at a future date issue regulations regarding the addition of such substances into food, beverages, and dietary supplements. Additionally, other government or regulatory agencies could in the future prohibit the use such substances into food, beverages, and dietary supplements. If these should happen, our ability to generate revenues and/or profits could be affected.

FDA regulation regarding the sale or distribution of products containing CBD could make it difficult for us to operate.

The FDA has the authority to regulate the production and sale of hemp pursuant to the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”). Shortly after the 2018 Farm Bill became law, the FDA issued a statement that any cannabis product, whether derived from industrial hemp or otherwise, marketed with a disease claim (e.g., a claim of therapeutic benefit or disease prevention) must be approved by the FDA for its intended use through one of the drug approval pathways prior to it being introduced into interstate commerce. The FDA has since indicated that it would issue regulations regarding the addition of food, beverages, and dietary supplements containing CBD, and conducted a public hearing on May 31, 2019 to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds. Any regulations the FDA issues relating to the sale of food, beverages, and dietary supplements containing CBD could have a material adverse effect on our business, financial condition and results of operations.

Our inability to obtain supplies may affect our future business operations.

We are dependent on a relatively few suppliers for certain production inputs. These inputs include manufactured cannabinoids and cannabinoid containing foodstuffs. We do not have long term supply agreement in place to guarantee such suppliers and/or to guarantee pricing for such manufacturing inputs. Our inability to gain access to such suppliers, or to gain access at acceptable prices, may affect our ability to produce our products or to produce our products with adequate margins.

Our involvement in the hemp industry may make it difficult to obtain insurance coverage.

There can be no assurance or obtaining or maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers insurance, may be more difficult and/or expensive for us to find because we are involved in the hemp industry. There can be no assurance that we will be able to find such insurance in the near future, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or be exposed to additional risks and financial liabilities. Any lack of the insurances outlined above could place our business at significant risk, which could affect the value of our common shares and of our Company.

We are highly dependent on the success of cannabinoid technology, and we may not be able to develop the technology, successfully obtain regulatory or marketing approval for, or successfully commercialize, our products or product candidates.

Our business is focused upon the research and development of hemp and cannabinoid technologies. Our success is dependent upon the viability of these. We have not received regulatory approval from the FDA to market products any therapeutics, products or delivery technologies based on botanical cannabinoids, though the FDA, and we may never receive such approvals or clearances, if these at a future date are required.

RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

We could be found to be violating laws related to cannabis.

Currently, there are numerous states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. Because we may at some future time enter into a business where we process, sell and distribute medical marijuana, we have risks that we will be deemed to facilitate the selling or distribution of medical marijuana in violation of federal law. This would cause a direct and adverse effect on our subsidiaries’ businesses, or intended businesses, and on our revenue and prospective profits.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Even though, relative to our hemp business activities, we do not cultivate, process, market or distribute cannabis or any products that contain cannabis, some of our customers for our hemp business may in the future engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has currently no accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

Laws and regulations affecting our industry to be developed under the Farm Bill are in development

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the industry generally, which could directly affect our financial condition

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our business.

We are planning to enter the market with products that contain tetrahydrocannabivarin (THC-V) and other minor cannabinoids, such as cannabigerol (CBN), cannabichromene (CBC), cannabidiol (CBD), and others. The United States Food and Drug Commission (“FDA”) could at a future date issue regulations regarding the addition of such substances into food, beverages, and dietary supplements. Additionally, other government or regulatory agencies could in the future prohibit the use such substances into food, beverages, and dietary supplements. If these should happen, our ability to generate revenues and/or profits could be affected.

RISKS ASSOCIATED WITH BANK AND INSURANCE LAWS AND REGULATIONS

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.

Since the commerce in cannabis, not strictly defined in the 2018 Farm Bill, is illegal under federal law, federally most chartered banks will not accept deposit funds from businesses involved generally with cannabis. Consequently, businesses involved in the industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appear to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services. Further, in a February 6, 2018, Forbes article, United States Secretary of the Treasury, Steven Mnuchin, is reported to have testified that his department is “reviewing the existing guidance.” But he clarified that he doesn’t want to rescind it without having an alternate policy in place to address public safety concerns.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restrictions to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the hemp industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the hemp industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

RISK ASSOCIATED WITH OUR INDUSTRY

Our Business Can be Affected by Unusual Weather Patterns

Hemp cultivation can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to harvest hemp. In addition, severe weather, including drought and hail, can destroy a hemp crop, which could result in us having no hemp to harvest, process and sell. If our suppliers are unable to obtain sufficient hemp from which to process CBD, our ability to meet customer demand, generate sales, and maintain operations will be impacted.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating, communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

RISKS RELATED TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.

We will be controlled by existing shareholders after this offering.

Upon the completion of this Offering, the directors and officers currently in place will continue to oversee the Company’s operations.

As a result, our directors and officers will likely have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of its board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring or preventing a change in control of the Company, even when such a change of control would be in the best interests of the company’s other stockholders.

We have the ability to issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 290,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock, preferred stock or warrants or options to purchase shares of Common Stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our shares of Common Stock, or shares of preferred stock that may be convertible into Common Stock, may have the effect of diluting your investment. Currently authorized are ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company Preferred Stock in one or more series, and expressly authorized the Board of Directors of the Company, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On December 16, 2019, the Board of Directors authorized the issuance of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock shall be entitled to fifty (50) votes for every Share of Series A Preferred Stock beneficially owned as of the record date for any shareholder vote or written consent. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of the date of this filing, there were 6,000,000 Series A Preferred shares issued and outstanding.

Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with “penny stocks”. Regulations relating to “penny stocks” limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our shares of Common Stock are deemed to be “penny stock” as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our shares of Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares of Common Stock that are deemed to be “penny stock”.

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of Common Stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse.

Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our shares of Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investors to deposit paper stock certificates or to clear our shares of Common Stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

We are involved in litigation, the outcome of which could affect the value of our common shares.

On November 22, 2019, the Company filed suit against Jeet Sidhru and Jatinder Bhogal in the District Court of Clark County Nevada, Case number A-19-805943-C. Mr. Sidhru and Mr. Bhogal were formerly directors and officers of the Company. The Company’s complaint alleges that Mr. Sidhru and Mr. Bhogal breached their fiduciary duties to the Company, including their fiduciary duties of due care, good faith and loyalty, by recklessly and intentionally failing to maintain the Company’s statutory corporate filings with the State of Nevada, OTC Markets and the U.S. Securities and Exchange Commission, and abandoning the Company and its shareholders. The Company’s complaint also alleges that Mr. Sidhru and Mr. Bhogal engaged in conflicted transactions involving the Company, in which each were unjustly enriched. The Company served Mr. Bhogal, and received notice of representation of both defendants. The case is currently in its early phase, as neither defendant has answered the complaint. The outcome of this suit againt Mr. Bhogal and Mr. Sidjru is uncertain. If the Company were unable to prevail in the suit, the value of the common shares and the overall value of the Company could be negatively affected.

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

RISKS RELATED TO THE OFFERING

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Our existing directors, executive officers and principal stockholders will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering our directors, executive officer, principal stockholders and their affiliates will beneficially own or control, directly or indirectly, a significant majority of our shares. As a result, these stockholders, acting together, could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this and the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This Prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiary, volatility of stock price, federal enforcement and state enforcement, and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The Selling Stockholders are selling all of the shares of our Common Stock covered by this Prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of our Common Stock by the Selling Stockholders.

However, we will receive proceeds from any sale of the shares of Common Stock under the Public Offering. We estimate that the net proceeds to us from the sale of our common stock in the Public Offering will be approximately $1,843,305 after expense of approximately $6,524.66 on an assumed initial public offering price of $0.49 per share and assuming the Company sells all of the shares in the Offering. Each $0.01 increase (decrease) in the assumed offering price of $0.49 per share would increase (decrease) the net proceeds to us from this offering by approximately $37,752, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and estimated offering expenses payable by us.

We estimate our total offering registration costs to be approximately $524.66 and our legal and auditor related fees will be $6,000 equaling at total expense to the Company of $6,524.66 relating to the registration, which will be paid from existing corporate funds, thus not affecting the proceeds of this offering. Similarly, each increase (decrease) of one hundred thousand shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds that we receive from this offering by approximately $49,000, assuming the assumed offering price remains the same and after deducting expenses payable by us.

Proceeds from the Public Offering will be used for general working capital, purchase of capital equipment to enter new business areas and research and development, as set forth below. We intend to use none of the net proceeds of this offering to repay outstanding debt. The table below reflects the gross amounts of the Offering prior to the expenses of $6,524.66, detailed above.

Percentage of Offering Shares Sold	100%	75%	50%	25%

Accounting, Audit, Transfer Agent, Edgar Agent, and Other Fees associated with being a publicly traded company	$231,229	$173,422	$115,614	$57,807

Equipment	$404,743	$303,557	$202,371	$101,186

Hiring Personnel	$288,943	$216,708	$144,472	$72,236

Product Supplies	$115,614	$86,711	$57,807	$28,904

Inventories	$231,229	$173,422	$115,614	$57,807

Working Capital	$578,072	$433,554	$289,036	$144,518

Total Use of Proceeds	$1,849,830	$1,387,372	$924,915	$462,457

The Company anticipates the estimated $2,460,667 gross proceeds from the Maximum Offering will enable it to continue its research and development effort, launch its nutraceutical product lines and fund its other capital needs for the next fiscal year.

In the event that the Maximum Offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $615,167 in gross proceeds to implement its stated business plan and support its operations over the next twelve months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

Our shares of Common Stock are currently listed on the OTC Markets Pink under the symbol “MCTC”. The proposed offering price of the Shares is $0.49 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the high and low prices of the shares of Common Stock of the Company as reported on the OTC Markets Group, Inc, on June 4, 2020.

THE OFFERING

This prospectus relates to:

1)	The offer and sale from time to time of up to 3,775,163 of the Company’s common shares by the Selling Shareholders. The Selling Shareholders may use a variety of methods when selling shares. The 3,775,163 shares being offered by the Selling Shareholders will represent approximately 16.7% of the 22,595,658 shares of Common Stock issued and as of the date immediately preceding this Prospectus.

2)	The offer and sale from time to time of up to 4,473,940 of the Company’s common shares by the Company. We intend to offer and sell these shares through our officers and directors who will receive no compensation or fees with the offers and/or sales. The 4,473,940 shares being offered by the Company will represent approximately 19.8% of the 22,595,658 shares of Common Stock issued as of the date immediately preceding this Prospectus

3)	The total of 8,249,103 shares included in this Offering, including the 3,775,163 shares being offered by the Selling Shareholders and the 4,473,940 common shares offered by the Company will represent approximately 36.5% of our shares of Common Stock issued and as of the date immediately preceding this Prospectus.

4)	Common Shares Outstanding Prior to the Offering: 22,595,658 After the Offering, assuming all 4,473,940 in the Offering are sold: 27,595,658

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is currently listed on the OTC Markets Pink quotation system under the symbol MCTC. We have issued 20,877,421 common shares as of June 5, 2020. Of these common shares 17,261,214 are restricted as of the filing.

On July 10, 2019, the Company implemented a reverse stock split at a rate of one share for each 15 of the outstanding common shares. The number of authorized shares remained at 290,000,000.

The Company is authorized to issue up to 10,000,000 shares of stock. As of this filing date there is one class of preferred stock, designated Series A. There are 6,000,000 Series A shares outstanding. The Series A shares have no conversion rights. Please see Section “Description of Securities” on Page 25 for information on the designations for the class of preferred stock.

There are 626,667 warrants outstanding enabling the holders of the warrants to purchase 626,667 million common shares at $2.25. The options expire one year after issuance. See “Outstanding Warrants” on Page 25 for further information.

Holders

We had 240 shareholders of record of our common stock as of June 5, 2020.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

EXPECTED ACCRECTION TO COMMON SHARES

The 4,473,940 of the Company’s common shares by the Primary Offering are not expected to be dilutive to common shareholders.

Prior to the Offering, just prior to The Offering there are 22,595,658 common shares outstanding. The 4,473,940 of the Company’s common shares being offered by the Company represent dilution to common shareholders will result in a new total for outstanding and issued common shares of 27,069,598, assuming all such shares are sold under this Offering.

The following table illustrates the net result to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering based on net proceed, less $6,524.66 in expense, as outlined above:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	0.49	0.49	0.49	0.49
Net tangible book value per share before offering	(0.10)	(0.10)	(0.10)	(0.10)
Increase per share attributable to investors	0.11	0.08	0.05	0.03
Pro forma net tangible book value per share after offering	0.05	0.02	0.00	(0.03)

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of June 5, 2020, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

In total, 3,775,163 shares are being registered by the Selling Shareholders. Of these shares, 1,452,941 were purchased in private transactions, 1,388,888 for services in lieu of cash compensation and 400,000 are related to compensation for the Lelantos Biotech, Inc. acquisition. The Company will not receive any proceeds from the sale of the Selling Shareholder shares. The Selling Shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The Selling Shareholders, who are deemed to be statutory underwriters, will offer their shares at market prices from time to time through various methods, including, but not limited to ordinary broker’s transactions, privately negotiated transactions or through sales to one or more dealers for resale. None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The percentages below are calculated based on 27,069,598 common shares, which includes 22,595,658 common shares outstanding as of June 5, 2020 and 4,473,940 shares from the Company to be sold in the Offering.

Name of Selling Security Holder	Number of Shares Owned by the Selling Security Holder	Number of Shares offered by Selling Security Holder	Number of Shares Held After the Offering	Percentage of Total Issued and Outstanding after the Offering
Pinnacle Consulting Services (1)	1,100,000	1,100,000	0	0.00%
Arman Tabatabaei(2)	2,994,902	1,000,000	1,994,902	7.37%
Tabular Investments LLC(3)	3,682,222	500,000	3,182,222	11.76%
Paladin Advisors, LLC	602,942	469,608	133,334	0.49%
Mount Fire, LLC	400,000	400,000	0	0.00%
Sayed Ehasn Tabatabaei(4)	333,333	277,777	55,556	0.21%
Thomas Shea	27,778	27,778	0	0.00%

Notes on Selling Shareholders:

(1)	Pinnacle Consulting Services, Inc. is controlled by Robert L. Hymers III, who is a former director and a former chief financial officer of the Company.

(2)	Arman Tabatabaei is the chairman and its chief executive officer, chief financial officers, and treasurer.

(3)	Tabular Investments, LLC is controlled by Tad Mailander. Ownership includes 33,333 shares personally owned. Mr. Mailander is outside corporate counsel for the Company.

(5)	Seyed E. Tabatabaei is the brother of chairman, CEO, CFO, and treasurer, Arman Tabatabaei. Arman Tabatabaei disavows ownership of the shares held by Sayed E. Tabatabaei.

PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our officer and director, Arman Tabatabaei, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Tabatabaei will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Tabatabaei intends to sell the shares being registered according to the following plan of distribution:

Shares will be offered to friends, family, business associates and other associates of Mr. Tabatabaei.

Mr. Tabatabaei will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

●	he must not be subject to a statutory disqualification;

●	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

●	he must not be an associated person of a broker-dealer;

●	he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

●	he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Tabatabaei will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Mr. Tabatabaei, nor any of his affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

●	prospectus, with subscription agreement, is delivered by the Company to each offeree;

●	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;

●	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

●	once approved by counsel, the subscription is accepted by Mr. Tabatabaei, and the funds deposited into an account labeled: Action Nutraceuticals, Inc., a wholly owned subsidiary of Cannabis Global, Inc. within four (4) days of acceptance;

●	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a fixed price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as an agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Pink at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holders business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

Certain Relationships and Related Transactions Concerning the Underwriter

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 290,000,000 shares of $0.0001 par value shares of Common Stock and 10,000,000 shares of $0.0001 par value Preferred Stock. As of June 5, 2020, and just prior to the Offering, the Company had 22,595,658 shares of Common Stock outstanding.

Our Board of Directors has created a class of shares of Common Stock designated as the shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. The Company’s shares of Common Stock do not have cumulative voting rights.

At the time of this offering there are 6,000,000 shares of Preferred Stock outstanding. See below “Class of A Preferred Stock” for a description, including voting rights. The class is not convertible into common shares of the corporation.

On July 10, 2019, the Company implemented a reverse stock split of the outstanding common shares. The number of authorized shares remained at 290,000,000.

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of Common Stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of Common Stock will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of Common Stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assess-able.

Class A Preferred Stock

The Corporation is authorized to issue up to ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company ("Preferred Stock") in one or more series, and expressly authorized the Board of Directors of the Company (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On this date, the Board of Directors authorized the designation of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. The Corporation has authorized ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company in one or more series, and expressly authorized the Board of Directors of the Company (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. The Board of Directors has authorized the issuance of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury.

As of the date of this filing, there were 6,000,000 Series A Preferred shares outstanding.

Outstanding Warrants

During July and August of 2019, we issued 626,667 warrants as part of a private placements in which we sold units consisting of a share of common stock and one warrants, each such warrant is exercisable for a share of common stock at an exercise price of  $2.25 per share. These warrants expire one year after issuance as outlined in the below table. As of the date this filing there are 626,667 warrants outstanding.

Table of Outstanding Warrants as of June 5, 2020

Date of Grant	# of Warrants Granted	Expiration Date of Warrants

07-03-2019	133,334	07-03-2020
07-10-2019	66,667	07-10-2020
07-16-2019	93,334	07-16-2020
07-19-2019	66,667	07-19-2020
08-15-2019	133,334	08-15-2020
08-19-2019	66,667	08-19-2020
08-27-2019	66,667	08-27-2020
Total	626,667

Options

There are no outstanding options.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, with offices at:

6725 Via Austi Parkway

Suite 300

Las Vegas, NV 89119

INTERESTS OF EXPERTS

The consolidated financial statements of the Company as of and for the years ended August 30, 2019 and 2018 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited Boyle CPA, LLC, an independent registered public accounting firm, as set forth in their report dated October 18, 2019 (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein.

INFORMATION WITH RESPECT TO THE REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF CANNABIS GLOBAL, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company History

Our principal executive office of Cannabis Global, Inc., a Nevada corporation, is located at 520 S Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobal.com. Unless expressly noted, none of the information on our website is part of this Prospectus or any Prospectus Supplement.

The Company was formerly known as MCTC Holdings, Inc., a Delaware corporation. On December 4, 2019, a majority of the shareholders eligible to vote met in a special meeting pursuant to Sections 2.03, 2.07 and 2.11 of the Company's By-Laws, and Chapter 1, Delaware General Corporation Law § 228. The shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA, which is now pending. Effective March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, we filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Company in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of our former Delaware corporation. There is no change to our fiscal year end.

Our shares of Common Stock are listed on the OTC Markets Pink tier, operated by OTC Markets Group, Inc., under the ticker symbol “MCTC.”

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc. a California corporation (“HYCF”) as a wholly owned subsidiary of the Company. HYCF will be engaged in various related business opportunities. At this time Aidan has no operations.

Effective March 30, 2020, the Company filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Registrant from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, we filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Registrant in Nevada under the name Cannabis Global, Inc. At this time we retain our currently trading symbol on the OTC Market Pink quotation venue, but plan to file with The Financial Industry Regulatory Authority (FINRA) for a name and symbol change to reflect the change in the corporate identity.

On February 16, 2020, the Company entered into a material definitive agreement not made in the ordinary course of its business to acquire Lelantos Biotech, Inc. a Wyoming corporation. In exchange for consideration paid, which was in the form of seller’s note in the aggregate amount of $500,000 and 400,000 shares of common stock in the Company, the Company obtained all right, title and interest in certain trade secrets, intellectual property rights and research and development, in unique hemp infusion technologies, exotic cannabinoids and nano-fibers that may increase bioavailability and absorption.

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a Nevada corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. At this time Aidan has minimal operations.

On August 9, 2019, our board of directors determined and disclosed in its annual report on Form 10-K the Company no longer meets the definition of a Shell Company as defined in Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter), which defines a Shell Company as one that has: 1) No or nominal operations; and 2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amounts of cash and cash equivalents and nominal other assets. By way of the Company: 1) beginning business activities and operations, 2) hiring its CEO, 3) appointing a highly experienced board of directors, 4) retaining consultants, 5) signing two property leases, 6) approval of budgets and business plans for several initiatives, 6) production of product samples, 7) sales initiatives to prospective customers, and other related business activities, the board of directors believes such activities are qualified as non-nominal operations and therefore the board of directors declared its believe the Company is no longer defined by Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter).

On August 9, 2019, the Company filed completed a DBA filing within California registering the operating name Cannabis Global. On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei. The transaction value was nominal, at only One Thousand Dollars ($1,000) thus, the Company believes the business acquisition of Action Nutraceuticals, Inc. is a transaction NOT defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons that would require specific disclosure under the section cited. Regardless, of the requirements of 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, the Company makes this disclosure. No intellectual property, patents or trademarks were acquired in the transaction.

On July 10, 2019, the Company implemented a reverse stock split of the outstanding common shares. The number of authorized shares remained at 290,000,000. As of July 10, 2019, just prior to the reverse split, there were 183,864,600 shares of Common Stock outstanding.

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

On or about June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp.. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis. On June 7, 2018, there was a change of control for MCTC Holdings Inc. in which the subsidiary Microchannel Corp. was spun out to the prior shareholders and is no longer part of MCTC Holdings, Inc.

On January 14, 2009, Octillion Corp. (Symbol: OCTL), parent company of MicroChannel announced that it had changed its name to New Energy Technologies, Inc. (Symbol: NENE) (“New Energy”). The name change became effective on the Over-the-Counter Bulletin Board at the opening of trading on January 14, 2009. On June 24, 2008, MicroChannel announced that it initiated trading of its stocks on the OTC Bulletin Board under the stock symbol “MCTC”. On August 22, 2007, by corporate action taken by MicroChannel’s executive team and board members, the company amended its Articles of Incorporation to increase its authorized capital stock to 300,000,000 million shares of common stock, $0.0001 par value per share. As of September 25, 2007, there were 1,000,000 shares of common stock were issued and outstanding; there were no preferred shares issued and outstanding. The directors and sole shareholder have approved a forward split of their issued and outstanding shares of common stock on the basis of 538,646 for 1 for the purpose of effecting the distribution.

On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation. The Company’s original name was MultiChannel Technologies Corporation (“MultiChannel”) which was incorporated on February 28, 2005 under the laws of the State of Nevada (U.S.A.) and was originally formed as a wholly-owned subsidiary of Octillion Corp. (“Octillion”). Octillion (a Canadian company was trading in the OTC Markets under the symbol “OCTL”). At the time of Octillion’s existence, Octillion was a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies and products.

Our Business Summary

We are a developmental company primarily focused on entering a wide array of hemp and related market sectors. Our primary objective is to create and commercialization engineered technologies to deliver hemp extracts and cannabinoids to the human body. We have recently expanding our focus to include middle portions of the hemp and related value chain, including the licensing of our core technologies to manufacturers of hemp and related products.

We have an active research & development program focused on developing technologies to be utilized to develop consumer products, based on these and other technologies.

Our R&D programs included the following;

1)	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2)	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3)	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4)	Establishment of new methods to increase the bioavailability of cannabinoids to the human body through utilization of proven bioenhancers, including d-α-Tocopherol polyethylene glycol 1000 succinate (TPGS), which is widely used as a water-soluble vitamin E formulation, and cannabinoid containing polymeric nanoparticles and nanofibers.

5)	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

Industry Overview

Global consumer spending on legal cannabis in 2018 showed a growth rate of 20 percent in sales of cannabis in regulated markets. Cannabis sales are on track to increase 36 percent to $14.9 billion in 2019 and reach $40 billion by 2024 according to the “State of Legal Cannabis Markets” Report released by Arcview Market Research and BDS Analytics. This report points to growth in the cannabis markets while underlining the challenges that face the sector. The “Total Cannabinoid Market” (“TCM”) in the United States, which includes medical and recreational cannabis sales in regulated dispensaries, plus sales of FDA-approved pharmaceuticals and hemp-based CBD products.

Notable as a significant industry event, in 2018 the U.S. Food and Drug Administration (FDA) approved GW Pharmaceutical’s Epidiolex and passed the 2018 Farm Bill legalizing hemp and cannabidiol oil derived from hemp as long as it contained less than 0.3% THC. According to State of Legal Cannabis Markets, 7th Edition, by Arcview Market Research and BDS Analytics, the 2018 Farm Bill allows pharmacies, extraction labs, and general retailers to sell CBD-based products in all 50 states, which is expected to enhance the TCM. In the U.S. alone, sales of CBD products in all channels are expected to reach $20 billion by 2024.

In 2018 the legal cannabis industry experienced one of its slowest annual expansion rates since Colorado launched the adult-use era in 2014.

In California, its legal spending on cannabis fell, from $3 billion in 2017 to $2.5 billion, in the year in which it implemented an adult-use regulatory regime. A key takeaway from the California market is that highly restrictive regulations and high tax rates are hurting the legal market’s ability to compete with the illicit market. The barriers to enter into the legal cannabis market are also increasing in California because its temporary cannabis licensing scheme has ended. Currently any license applicant must now wait a protracted amount of time before the applicant receives its license and must wait a year in some cases for the application to make its way through the local and state licensing authorities.

According to the “State of Legal Cannabis Markets” Report, other key trends in the United States Legal Cannabis Markets include:

●	Total legal cannabis spending in regulated dispensaries in the U.S. topped $9.8 billion in 2018, and is forecast to grow to $30 billion in 2024, a compound annual growth rate (CAGR) of 20 percent.

●	Investment capital raised by cannabis companies more than quadrupled to $14 billion in 2018, according to Viridian Capital Advisors.

●	Despite a 55 percent decline in 2018 in New Cannabis Ventures’ Global Cannabis Stock Index, the five largest Canadian licensed producers closed the first quarter of 2019 at a combined market capitalization of $48 billion.

●	A total of 13 state markets will have passed the $1 billion mark in total annual legal cannabis spending by the end of 2024—by the end of 2018, only three had done so (California, Colorado and Washington).

Industrial Hemp (Cannabis sativa L.) has been cultivated by humans for thousands of years. Hemp was originally cultivated as a source of fibers with most of this early cultivation occurring in temperate climates, thus most genotypes had very low tetrahydrocannabinol (THC) content. Hemp was introduced into North America in the early part of the 17th century and it played an important part in early American agriculture throughout the 18th and 19th centuries, with cultivation in virtually every one of the original American colonies.

North American hemp was not only utilized for fibers, but hemp seed oil became an important industrial input that was used in inks, paints, varnishes and many other products. The proliferation of cotton cultivation and the significant profitability of tobacco cultivation in the mid-1800s led to a sharp decline in hemp production. From the mid 1800s through the pre-World War II period, hemp cultivation continued at relatively low levels. During World War II, hemp production increased to meet the military needs for fibers to support various industrial production.

The early 1930’s as a period when higher THC strains of cannabis native to southeast Asia were introduced to North America and Western Europe and as a result, psychoactive effect producing strains became tied to the very low THC containing industrial strains that were being cultivated in North America. This resulted in efforts to prohibit the cultivation and possession of Cannabis sativa L. in the United States.

Since 1937, Cannabis sativa L. has been a federally regulated Schedule I drug under the Controlled Substances Act, 21 U.S.C. § 811 (the “CSA”), regulated by the Drug Enforcement Agency (the “DEA”).

It was not until 2014 when a distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labelling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labelling requirements: (1) identifying the supplement; (2) nutrition labelling; (3) ingredient labelling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis delivered in the State of California. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD and cannabis may be subject to regulation (See Risk Factors).

Hemp Extract, CBD and Cannabinoid Nutraceuticals

On February 16, 2020, the Company entered into a material definitive agreement acquiring Lelantos Biotech, Inc. a Wyoming corporation. The acquisition significantly expands the Company’s technology based in the areas of hemp extracts, cannabinoids and related nutraceuticals. Under the terms of the acquisition the Company obtained all right, title and interest in certain trade secrets, intellectual property rights and research and development, in unique hemp infusion technologies, exotic cannabinoids and nano-fibers that may increase bioavailability and absorption.

Effective on July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a California Corporation (“Action Nutraceuticals”) and its assets from our CEO, Arman Tabatabeai. Action Nutraceuticals is a developmental stage company engaged in research and development relating to powdered soft drink, coffee, and tea mixes containing non-psychoactive CBD. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

The Company’s research and development efforts relative to the production of nutraceuticals will center on methodologies to infuse hemp extracts, CBD and other cannabinoids into highly bioavailable powders that will then be added to nutraceuticals, foods and beverages.

The Company plans to utilize its internally-developed infusion technologies, technical knowhow and equipment acquired from Action Nutraceuticals to manufacture and sell consumer-oriented powdered drink mixes that include industrial hemp derived, non-psychoactive CBD as an ingredient. All products sold are being specifically developed with a composition containing less than three-tenths of one percent (0.3%) of THC concentration by dry weight. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

We plan to market these products directly through our website and as “white labeled” products to other brands and companies that market similar products or brands.

The Company has put into place a product production and R&D agreement with Cannabis Nanosciences, Inc., a Nevada Corporation (“Cannabis Nanosciences”) (the “Cannabis Nanosciences Agreement”) to produce products for the Company and to jointly research and develop new methods to infuse foods, beverages, cosmetics, nutraceuticals, and topicals with cannabinoids. Relative to product production, Cannabis Nanosciences will receive a royalty equal to thirty percent (30%) of the gross margins generated by the Company directly relating to all products produced by Cannabis Nanosciences for the Company and for all future products produced by Cannabis Nanosciences for the Company. Under the terms of the agreement, Cannabis Nanosciences will be responsible for product design, formulation, production, packaging and quality control. The Company will be responsible for maintaining the lease on the production facility, product distribution, contract labor for production, product sales, working capital availability and all other costs associated with production, distribution and operation of the business.

The Company has entered into a lease for a production and warehouse facility located in Los Angeles, California to produce such products. The term of the lease is 12 months at $3,600 per month, beginning August 2019.

Polymeric Nanoparticles and Polymeric Nanofibers Research Program

Relative to the Cannabis Nanosciences Agreement, the Companies agreed to collaborate relative to the development and possible commercialization of hemp extract and cannabinoid polymeric nanoparticles, in addition to the possible development and commercialization of polymeric nanofibers.

Polymeric nanoparticles are very small solid particles with a size in the range of 10–1000 nanometers (nm or billionth of a meter), and are made of biodegradable and biocompatible polymers or copolymers, in which cannabinoids or other active ingredients can be entrapped or encapsulated. Polymeric nanoparticles are noted for have attractive characteristics, such as small size, near water solubility, high degrees of bioavailability, long shelf life and stability during storage. These properties are thought to be especially beneficial relative to delivery of cannabinoids and hemp extracts to the human body.

Polymeric nanofibers are fibers with diameters several orders of magnitude smaller than conventional fibers, typically in the size range of a few nanometers to one micrometer. Due to their large surface areas per unit mass and extremely small pore size, these nanofibers demonstrate unique properties, making the technology especially well-suited to transdermal delivery of active ingredients, including cannabinoids.

Via the acquisition of Lelantos Biotech, Inc., the Company gained rights, at commercial rates, to integrate all nanoparticle and nanofibers developed by Lelantos Biotech, Inc. on behalf of the Company..

There can be no assurance the Company will achieve any level is success relative its endeavours in the CBD/cannabinoid infused soft drink marketplace or relating to its relationship with Cannabis Nanosciences, Inc.

Please see the section labelled “Risk Factors to our Business” for additional information.

Edible, Dissolvable Film Enhanced with Solid Nanoparticles of Cannabinoids Research Program

The Company is seeking to commercialize a unique invention of edible, disposable film enhanced with solid nanoparticles of cannabinoids under an agreement with Kirby & Padgett, LLC a California limited liability company entered into during July of 2019, attached to this Prospectus as an exhibit.

Management believes there are numerous applications for such a product, such as a container for ready-made foods, protein powders, vitamins, and nutraceuticals that can be simply dropped into cold beverages, thus allowing the consumer to avoid additional steps of mixing ingredients. Additionally, since the film is impregnated with what is believed to be highly bioavailable cannabinoids, the film will perhaps serve a dual purpose as a delivery vehicle for cannabinoids to the body. Future versions of the film could include ingredients such as vitamins, trace minerals or active pharmaceutical ingredients.

On June 6, 2019, the Company entered into a joint intellectual property ownership and consulting agreement with Kirby & Padgett, LLC, a California Limited liability company (“Kirby”) (the “Kirby Agreement”) in order to more fully develop and to commercialize the invention. Any intellectual property developed under the collaboration effort will be considered joint property with all rights, title and interest assigned jointly to the Company and Kirby. Each Party shall work with the other Party relative to all business and monetization of such new Joint Intellectual Property and neither Party shall have any preferred rights over the other. Additionally, Either party shall have the right to market the new invention with any and all revenues, costs and profits to be shared on a fifty percent/fifty percent (50%/50%) shares by the parties. All expenses will be agreed to in advance, with each Party sharing based on predetermined percentages of such expenses.

Please see the section labelled “Risk Factors to our Business” for additional information.

Other Research and Development Initiatives

The Company is actively developing several other technologies for the delivery of hemp extracts and cannabinoids to the human body. These technologies involved several iterations and combinations of the technologies outlined above, in addition to other technologies under development. The Company plans to continue such research efforts in order to develop technologies, methods of manufacturing and products that are novel and to possibly protect such technologies, methods of manufacturing and products via U.S. and international patents and trademarks, and other forms of intellectual property protection.

Sales and Marketing

The Company has recently begun sales and marketing activities for its expected products and inventions with an emphasis on sales to beverage and food companies.

In the future, the Company plans to market its non-psychoactive hemp powdered drink markets via a “white label” strategy where the company will produce products, which will be marketed and sold by established companies and brands. In the future, the company also plans to market its own powdered drink brands to consumers directly through our own website and via sales into distributors and retailers.

Relative to the Company’s hemp cultivation and processing business operation, the Company is still in the formative stages of developing a sales and marketing strategy. The company plans to both market it’s harvested hemp biomass to processors who will then refine the biomass into marketable products. Additionally, the company may refine its hemp biomass internally marketing the outputs directly to consumers and/or companies who utilize such products as inputs to develop and produce other products to be utilized by consumers.

Please reference the section labelled “Risk Factors to our Business” for additional information.

Significant Customers

The Company has no significant customers.

Intellectual Property Ownership and Provisional Patent Filings

The Company owns no patents, trademarks or service marks. The Company has developed several technologies for which it plans to apply for patent protection over the coming months.

The Company has filed six provisional patents on various hemp and related cannabinoid infusion technologies. None of these have been accepted, evaluated or issued by the U.S. patent office. All filings were made on a provisional basis. Generally, filers of provisional patents have one year from the time of filing to either re-file the patents as formal patent applications or to abandon the filings. The Company plans to re-file the below, prior to the expiration of the one year time period beginning on the dates listed below.

These are as follows:

●	September 1, 2020 - Cannabinoid Delivery System and Method of Making

Summary of Invention:  This invention relates to a substrate comprising of a biologically active component having one or mower biologically active components disbursed on a surface of the substrate in the form of cannabinoid nanoparticles or nanofibers.

Ownership Note: The patent rights are joint assigned to the Company and Kirby & Padgett, LLC, a California Limited liability company.

●	September 24, 2019 - Water Soluble Compositions With Enhanced Bioavailability

Summary of Invention:  This invention relates to a composition comprising a plurality of discrete nanoparticles

●	October 15, 2019 - Printed Shape Changing Article for the Delivery of Cannabinoids

Summary of Invention:  This invention relates to a composition comprising a morality of swallowable layers, which change shape when hydrated.

●	November 4, 2019 - Electrosprayed and Electrospun Cannabinoids Composition and Method to Produce

Summary of Invention - This invention relates to a composition comprising of a plurality of discrete nanoparticles or nanofibers comprising one or more cannabinoids disposed at least partially with any water-soluble or water-miscible carrier having a maximum overall dimension of less than 1 micron.

●	December 11, 2019 - Cannabinoid enriched composition and method for dry free-flowing powder

Summary of Invention - A method for creating a free-flowing cannabinoid power at room temperature without the use of surfactants, emulsifiers, or chemical additives.

●	January 16, 2020 - Article, Method and Apparatus for Producing Cannabinoid Beverages

Summary of Invention - An apparatus and formulation of cannabinoids dispersible in a matrix to be placed in a beverage pod or suitable for use as a single serving beverage pod.

On March 24, 2020, the Company received notice of allowance for its trade mark applications for Gummies You Can Feel™. The trademark numbers is U.S. Trademark SN 88590925: GUMMIES YOU CAN FEEL: Docket/Reference No. MCTC-201.

The Company claims common law trademark rights to “Hemp You Can Feel” and has put forth an application to the U.S. Patent and Trademark Office for registered trademark protection. As the time of filing this applications is pending.

Competition

We are entering markets that are highly competitive.

Relative to our hemp cultivation and processing Business, there are many known competitors, many of which are well extinguished with considerable financial backing. We expect the quality and composition of the competitive market with in the hemp cultivation and processing environment to continue to devolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies into the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis and hemp products, such as and including the 2018 Farm Bill. We believe the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to hemp cultivation and processing business and joint venture.

Relative to our non-psychoactive cannabis extract powdered drink business, there are relatively few market participants in this sector but, management of the Company believes the competitive situation will advance quickly over the coming months as new entrance target to this potentially lucrative market opportunity. Additionally, while the large beverage industry participants have yet to launch products in this area, we believe such market entrances are likely as the regulatory environment is clarified by the FDA. This could significantly affect our ability to achieve market success.

We believe the contemporaneous growth of the hemp and CBD beverage sector and the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to hemp cultivation and processing business and joint venture.

Employees

As of June 5, 2020, the Company has one employee, CEO, Arman Tabatabaei. Additionally, the Company relies to the services of nine consultants who perform various tasks for the Company. None of our U.S employees are represented by a labor union.

Legal Proceeding

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

On November 22, 2019, the Company filed suit against Jeet Sidhru and Jatinder Bhogal in the District Court of Clark County Nevada, Case number A-19-805943-C. Mr. Sidhru and Mr. Bhogal were formerly directors and officers of the Company. The Company’s complaint alleges that Mr. Sidhru and Mr. Bhogal breached their fiduciary duties to the Company, including their fiduciary duties of due care, good faith and loyalty, by recklessly and intentionally failing to maintain the Company’s statutory corporate filings with the State of Nevada, OTC Markets and the U.S. Securities and Exchange Commission, and abandoning the Company and its shareholders. The Company’s complaint also alleges that Mr. Sidhru and Mr. Bhogal engaged in conflicted transactions involving the Company, in which each were unjustly enriched. The Company served Mr. Bhogal, and received notice of representation of both defendants. The case is currently in its early phase, as neither defendant has answered the complaint.

Market Information

Our common stock trades on the OTC Markets Pink under the stock symbol MCTC.

Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austin Pkwy., #300, Las Vegas NV 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock. As of August 31, 2019, there were approximately 270 holders of record of our common stock.

DESCRIPTION OF PROPERTY

Our headquarters are located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071 where are we lease office space under a contract effective August 15, 2019, expiring on August 14, 2020. How are lease is for a one-year term and we pay $800 per month.

Our Company has also entered into a lease for a commercial food production facility, which is also located in Los Angeles, California. The one-year lease at rate of $3,300 per month was entered into as of August 2019.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

On November 22, 2019, the Company filed suit against Jeet Sidhru and Jatinder Bhogal in the District Court of Clark County Nevada, Case number A-19-805943-C. Mr. Sidhru and Mr. Bhogal were formerly directors and officers of the Company. The Company’s complaint alleges that Mr. Sidhru and Mr. Bhogal breached their fiduciary duties to the Company, including their fiduciary duties of due care, good faith and loyalty, by recklessly and intentionally failing to maintain the Company’s statutory corporate filings with the State of Nevada, OTC Markets and the U.S. Securities and Exchange Commission, and abandoning the Company and its shareholders. The Company’s complaint also alleges that Mr. Sidhru and Mr. Bhogal engaged in conflicted transactions involving the Company, in which each were unjustly enriched. The Company served Mr. Bhogal, and received notice of representation of both defendants. The case is currently in its early phase, as neither defendant has answered the complaint.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Company is a reporting public company (a public company that is fully subject to the Securities and Exchange Commission’s reporting requirements). Shares of Common Stock trades under the symbol “MCTC” on the OTC Markets Quotation System.

The OTC Markets Quotation System is quotation service that display real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The market is limited for our stock and any prices quoted may not be a reliable indication of the value of our shares of Common Stock. The following Table 1 sets forth the high and low bid prices per share of our shares of Common Stock by both the OTC Bulletin Board and OTC Markets for the periods indicated.

For the year ended Cannabis Global, Inc. 31, 2018	High	Low
Fourth Quarter	$0.51	$0.1515
Third Quarter	$1.0949	$0.2295
Second Quarter	$1.349	$0.027
First Quarter	$0.0675	$0.0165

For the year ended Cannabis Global, Inc. 31, 2019	High	Low
Fourth Quarter	$2.849	$0.3165
Third Quarter	$0.735	$0.09
Second Quarter	$0.75	$0.075
First Quarter	$0.465	$0.1575

For the six months ended February 29, 2020	High	Low
Second Quarter	$0.55	$0.05
First Quarter	$3.00	$0.45

As of the previous trading close of the date of this filing, June 4, 2020, the shares traded at low of $0.45 bid and a high of $0.52 ask price with a total of 66,419 shares traded.

Holders of Record

As of June 5, 2020 and just prior this filing, we have 22,595,658 shares of our Common Stock issued and outstanding held by approximately 270 shareholders of record.

Dividends

We have not paid, nor declared any cash dividends since our inception and do not intend to declare or pay any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by state law.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This discussion and analysis may include statements regarding our expectations with respect to our future performance, liquidity, and capital resources. Such statements, along with any other non-historical statements in the discussion, are forward-looking. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, factors listed in other documents we file with the SEC (the “SEC”). We do not assume an obligation to update any forward-looking statements. Our actual results may differ materially from those contained in or implied by any of the forward-looking statements contained herein.

Overview and Financial Condition

Going Concern

The Company sustained continued operating losses during the years ended August 31, 2019 and 2018 and the quarter ended February 29, 2020. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

Management is endeavouring to commence revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our shares of Common Stock.

Results of Operations

The following table sets forth the results of our operations for the periods ended August 31, 2019 and 2018. Certain columns may not add due to rounding.

	For the years ended August 31
	2019	2018
	$-	$-
Cost of goods sold:	-	-
Gross margin	-	-
Operating Expense	549,918	51,036

Loss from operations	(549,918)	(51,036)
Non-operating income (expense):	160,321	(38,810)
Net Income (Loss)	$(389,597)	$(86,846)

Revenues

For the years ended August 31, 2019 and 2018, revenues were $0 and $0 respectively.

Cost of goods sold

For the years ended August 31, 2019 and 2018, cost of goods sold were $0 and $0 respectively.

Gross Profit

For the years ended August 31, 2019 and 2018, gross profit was $0 and $0, respectively.

Selling, general and administrative, and expenses

For the years ended August 31, 2019 and 2018, selling, general and administrative expenses were $44,449 and $11,533 respectively. The increase was attributable to resumption of business operating activities.

Non-operating income expenses

The Company had total non-operating expense of $160,048 and $0 for the years ended August 31, 2019 and 2018, respectively. The increase is primarily due to increased interest expense for the year ended August 31, 2019 compared with the year ended August 31, 2018.

Net loss

Net loss totalled $389,597 for the year ended August 31, 2019, compared to a net loss of $86,846 for the year ended August 31, 2018. The increase in net loss was primarily a result of increased expenses due to resumption of business activities.

Outstanding Litigation

On November 22, 2019, the Company filed suit against Jeet Sidhru and Jatinder Bhogal in the District Court of Clark County Nevada, Case number A-19-805943-C. Mr. Sidhru and Mr. Bhogal were formerly directors and officers of the Company. The Company’s complaint alleges that Mr. Sidhru and Mr. Bhogal breached their fiduciary duties to the Company, including their fiduciary duties of due care, good faith and loyalty, by recklessly and intentionally failing to maintain the Company’s statutory corporate filings with the State of Nevada, OTC Markets and the U.S. Securities and Exchange Commission, and abandoning the Company and its shareholders. The Company’s complaint also alleges that Mr. Sidhru and Mr. Bhogal engaged in conflicted transactions involving the Company, in which each were unjustly enriched. The Company served Mr. Bhogal, and received notice of representation of both defendants. The case is currently in its early phase, as neither defendant has answered the complaint.

Related Party Transactions

During the six months ended February 29, 2020, the Company issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s former Chief Executive Officer and $53,768 is payable to the Company’s former Chief Financial Officer, Mr. Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. As of February 29, 2020, the carrying value of the notes was $2,163, net of debt discount of $130,938 and accrued interest was $427. Upon the issuance of the convertible promissory notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

At the issuance date of the convertible notes payable, the Company estimated the fair value of the embedded derivatives of $847,987 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 391.42% to 398.53%, (3) weighted average risk-free interest rate of 0.86 to 1.60%, (4) expected life of one to three years and (5) estimated fair value of the Company’s common stock of $0.23 to $1.07 per share.

On February 29, 2020, the Company estimated the fair value of the embedded derivatives of $664,562 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 389.74%, (3) weighted average risk-free interest rate of 0.86% to 1.37%, (4) expected life of 0.18 to 2.00 years, and (5) estimated fair value of the Company’s common stock of $0.23 per share.

On February 20, 2020, the two above notes were converted into common shares. Mr, Tabatabei was issued 694,902 restricted common shares and Mr. Hymers was issued 470,966. The conversion agreements and board of directors resolution concerning the conversions and issuances are attached hereto.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,666,67. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 5- Notes Receivable, Related Party and in the footnote outlining Related Party Transactions. These notes are additionally described herein in Footnote 6- Notes to Shareholders, Related Party and in the footnote outlining Related Party Transactions. Because of Mr. Manolos’ and Mr. Nguyen’s associations as directors, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

In October 2017 – August 31, 2018, the Company incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees. As of August 31, 2019, a balance of $6,200 remained outstanding.

In November 30, 2017 – August 31, 2018, the Company issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock.

Liquidity and Capital Resources

As of the year ended August 31, 2019, we had an accumulated deficit of $1,127,601 and cash and cash equivalents of $152,082. In the year ended August 31, 2019, we had an accumulated deficit of $738,004 and cash and cash equivalents of $4,652.

We have financed our Company through loans prior to June of 2019 and via sales of unregistered equity and limited convertible notes, since June of 2019.

In January 2014, we received funding by issuing a $70,000 note payable to a shareholder.

In November 2017 – August 2018 we received funding from issuing $35,554 in notes payable to a legal custodian of the company. On May 8, 2018, $13,000 of this debt was converted to shares of common stock.

On July 3, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on July 3, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 10, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 10, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 16, 2019, we sold 1,400,000 restricted shares at $0.025 a share for the amount of $35,000 to an accredited investor. The investor also received 1,400,000 warrants to purchase 1,400,000 shares at a price of $0.15 per share. The warrants expire on July 16, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 15, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on August 15, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 27, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 27, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings. As of the date of this filing, these shares have not yet been issued to the purchaser.

On August 26, 2019, we filed Form S-1 registration for the resale of up to 13,156,667 shares from certain selling holders and for the sale 20,000,000 newly issued common stock as part of a primary offering from the Company. These shares amounts are indicated based on pre-split basis not taking into account the 1 for 15 stock split occurring on August 30, 2019. On a post-split basis these share amounts are adjusted to 877,112 for sales from certain selling shareholders and 1,333,333 newly issued common stock as part of a primary offering from the Company. The S-1 registration was declared effective by the Commission on September 16, 2019.

On November 6, 2019, we sold a convertible not to an accredited investor for $20,000. The terms of the six month note allow 7% annual interest and for the conversion into common shares at $0.75. Additionally, the investor received a warrant providing the investor the right to purchase 26,666 common shares at a price of $3.50.

On November 11, 2019, we sold 83,333 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $25,000.

On November 25, 2019, we sold 120,000 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $50,000.

On December 30, 2019, The Company sold a convertible note to an accredited investor. The $63,000 note calls for annualized interest of 10% and is due on December 20, 2020. The note converts in common shares at 40% discount. This note is attached as an exhibit hereto.

On December 20, 2019, the Company issued 8,000,000 shares of Preferred Stock. The Corporation is authorized to issue up to ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”) in one or more series, and expressly authorized the Board of Directors of the Company (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On this date, the Board of Directors authorized the designation of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. The Corporation has authorized ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company in one or more series, and expressly authorized the Board of Directors of the Company (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On this date, the Board of Directors authorized the designation of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock.

On December 2, 2019, the Company signed an agreement to sell 260,000 registered common shares to an accredited investor. On November 26, 2019, the Company received $65,000 in advance of the signing agreement. The $65,000 was booked as a Stock Subscription Receivable. The underlying shares were issued during December of 2019 and will be reflected in the quarterly financial reporting period ending February 2020. See Note 7 to Financial Statements. The stock purchase agreement is attached hereto.

During the three months ended February 29, 2020, the Company issued four convertible promissory notes having an aggregate principal amount of $256,500, aggregate original issue discount (OID) of $10,500, and aggregate legal fees of $11,000, resulting in aggregate net proceeds to the Company of $235,000. The notes mature in one year from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Commencing one hundred eighty (180) days following the issuance date of $198,750 of the notes and commencing immediately following the issuance of $57,750 of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices ranging from 50% - 60% of the lowest previous fifteen (15) to twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $256,500, which is being amortized to interest expense over the term of the notes. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of February 29, 2020, the carrying value of the notes was $27,419, net of debt discount of $229,081 and accrued interest was $2,749.

We plan to use the proceeds from sales of the primary offering to partially finance our business operations. We also intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally. We are not intending to use any off-balance sheet financing arrangements.

On March 19, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $150,000. The note, which is payable one year after issuance, carries interest at 10% per annum. On March 19, 2020, the Company received its first disbursement under this agreement in the amount of $50,000. Less an original discount and other certain fees, the Company netted $43,000. The note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion. Additionally, the issuer was granted three-year warrant coverage at $0.48. The note shall not be able to be converted in an amount that would result in the beneficial ownership of more than 4.99% of the Company outstanding common stock.

On May 4, 2020 the Company received its Second disbursement under this agreement win the amount of $25,000. Less an original discount and other certain fees, the Company netted $21,000. This note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion.

On April 23, 2020, we sold 375,000 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $25,000.

On May 20, 2020, we sold 495,000 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $75,000.

On May 21, 2020, we sold 352,941 common shares registering in the direct offering under its From S-1 made effective by the SEC on September 16, 2020, to an accredited investor in exchange for $60,000.

On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of the date of this filing, there were 6,000,000 Series A Preferred shares issued and outstanding.

We plan to use the proceeds from sales of the primary offering to partially finance our business operations. We also intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally. We are not intending to use any off-balance sheet financing arrangements.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended August 31, 2019 and 2018:

	2019	2018
Cash (used in) provided by:
Operating activities	$(109,408)	$(35,734)
Investing activities	(14,000)	-
Financing activities	270,838	35,554

Net cash used in operating activities was $109,408 for the year ended August 31, 2019, and $35,734 for the year ended August 31, 2018. The increase was attributable to the resumption of business activities during the fiscal year end August 31, 2019.

Net cash used in investing activities for the year ended August 31, 2019 was $14,000 while cash used in investing activities for the year ended August 31, 2018 was $0. The increase was attributed to a Related Party transaction. On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’s association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

Net cash provided by financing activities totalled $270,838 for the year ended August 31, 2019. Net cash provided by financing activities totalled $35,554 for the year ended August 31, 2018. The increase in cash inflow in 2018 was due to increased proceeds from convertible notes and sales of common stock.

The following table sets forth the results of our operations for the six months ended February 29, 2020 and February 28, 2019.

	For the six months ended
	February
	2020	2019

Product Sales	$5,003	$-
Consulting Revenue – Related Party	5,000
Cost of Goods Sold:	2,900	-
Gross profit	7,103	-
Operating Expenses	784,708	19,443
Loss From Operations	(777,615)	(19,443)
Other non-operating Income (Expense):	(370,028	(5,183)
Net Income (Loss)	$(1,147,633)	$(24,626)

Revenues

For the six month periods ended February 29, 2020 and February 28, 2019 revenues were $$10,003 and $0 respectively.

Of the total revenues for the six month periods ended February 29, 2020, $5,000 was attributed to a Related Party. On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

Cost of goods sold

For the six month periods ended February 29, 2020 and February 28, 2019, cost of goods sold were $2,900 and $0, respectively. The increase was attributable to a resumption of sales activities during the period ending February 29, 2019

Gross Profit

For the six month periods ended February 29, 2020 and February 28, 2019, gross profit was $7,103 and $0, respectively. The increase was attributable to a resumption of sales activities during the period ending February 29, 2019

Selling, general and administrative, and expenses

For the six month periods ended February 29, 2020 and February 28, 2019, selling, general and administrative expenses were $195,832 and $2,328, respectively. The increase was attributable to a resumption of sales activities during the period ending February 29, 2019.

Non-operating income expenses

For the six month periods ended February 29, 2020, non-operating income was (351,281) compared to a non-operating income of ($2,661) for the six month periods ended February 28, 2019, with the difference being attributable increased interest expenses during the period ending February 29, 2020.

Net loss

For the six month periods ended February 29, 2020, net loss was $762,196 compared to $7,343 for the six month periods ended February 28, 2019, with the difference being attributable to reduced business activities for more recently closed period.

Capital Expenditures

For the six month periods ended February 29, 2020 and February 28, 2019, there were not capital expenditures

INTERIM FINANICAL STATEMENTS

The following tables set forth our most recent interim financial statements. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited consolidated financial statements included elsewhere in this prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (Unaudited)

	February 29,	August 31,
	2020	2019
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash	$157,015	$152,082
Accounts Receivable	5,000	-
Accounts Receivable - Related Party	5,003	-
Inventory	25,130	2,299
Total Current Assets	192,148	154,381

Machinery & Equipment- Net	15,177	13,248

Other Assets
Intangible Assets	612,400	-
Notes Receivable	40,000	40,000
Rent Deposit	7,200	7,200
TOTAL ASSETS	$866,925	$214,829

LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$184,109	$92,806
Accounts Payable - Related Party	-	1,139
Accrued Interest	5,782	-
Accrued Professional and Legal Expenses	-	5,885
Accrued R&D Expenses	-	6,250
Convertible Notes, Net of Debt Discount of $17,363 and $0, respectively	579,619	33,334
Derivative Liability	664,562	-
Notes Payable - Related Party	35,500	14,000
Total Current Liabilities	1,469,572	153,414
Total Liabilities	1,469,572	153,414

Stockholder’s Equity (Deficit)
Preferred Stock, par value $0.001, 10,000,000 shares Authorized, 0 shares Issued and Outstanding at February 29, 2020 and August 31, 2019	-	-
Common Stock, par value $0.001, 290,000,000 shares Authorized, 12,524,307 shares Issued and Outstanding at August 31, 2019 and 15,093,126 at February 29, 2020	1,509	1,253
Additional Paid-In Capital	1,670,678	1,184,923
Shares to be issued	400	2,840
Accumulated Deficit	(2,275,234)	(1,127,601)
Total Stockholder’s Equity (Deficit)	(602,647)	61,415
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$866,925	$214,829

The accompanying notes are an integral part of these unaudited consolidated financial statements

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 29,		February 29,	February 28,
	2020	2019	2020	2019

Revenue:
Products Sales	$-	$-	$5,003	$-	$-
Consulting Revenue- Related Party	-	-	$5,000		-
Total Revenue	-	-	$10,003		-

Cost of Goods Sold	-	-	$2,900		-
Gross Profit	-	-	$7,103		-

Operating Expenses:
Advertising Expenses	14,262	-	15,694		-
Consulting Services	67,662	-	103,545		-
Professional Fees	133,159	2,354	282,114		14,854
General and Administrative Expenses	195,832	2,328	383,355		4,589
Total Operating Expenses	410,915	4,682	784,708		19,443

Operating Loss	(410,915)	(4,682)	(777,605)		(19,443)

Other Income (Expense)
Interest Expense	(522,203)	(2,661)	(553,453)		(5,183)
Changes in Fair Value of Derivative Liabilities	170,922	-	183,425		-
Total Other Income (Expense)	(351,281)	(2,661)	(370,028)		(5,183)

Net Loss	$(762,196)	$(7,343)	$(1,147,633)		$(24,626)

Basic & Diluted Loss per Common Share	$(0.06)	$(0.00)	$(0.03)		$(0.00)

Weighted Average Common Shares Outstanding	12,321,639	12,257,640	12,752,506		12,257,640

 The accompanying notes are an integral part of these unaudited consolidated financial statements

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED FEBRUARY 29, 2020

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, August 31, 2018	-	$-	12,257,640	$1,226	-	$-	$601,825	$(738,004)	$(134,953)

Net loss	-	-	-	-	-	-	-	(17,283)	(17,283)

Balance, November 30, 2018	-	-	12,257,640	1,226	-	-	601,825	(755,287)	(152,236)

Net loss	-	-	-	-	-	-	-	(7,343)	(7,343)
Balance, February 28, 2019	-	-	12,257,640	1,226	-	-	601,825	(762,630)	(159,579)

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, August 31, 2019	-	$-	12,524,307	$1,253	1,893,333	$189	$1,187,574	$(1,127,601)	61,415
Common stock issued for services rendered	-	-	1,893,333	189	(1,893,333)	(189)	-	-	-
Shares Issued for Services	-	-	23,333	2			20,881		20,883
Stock based compensation	-	-	-	-	-	-	95,670	-	95,670
Proceeds from common stock subscriptions	-	-	203,333	20	-	-	74,980		75,000
Proceeds from common stock subscriptions - To be Issued	-	-	-	-	260,000	26	64,974	-	65,000
Discount on convertible note	-	-	-	-	-	-	20,000	-	20,000
Effects of Reverse stock-split	-		188,822	19			(19)		-
Net Loss								(385,437)	(385,437)
Balance, November 30, 2019	-	-	14,833,128	$1,483	260,000	$26	$1,464,060	$(1,513,038)	$(47,469)

Common stock issued for services rendered	-	-	-	-	-	-	-		-
Common stock issued in settlement of convertible notes payable and accrued interest	-	-	-	-	400,000	400	112,000		112,400
Proceeds from common stock subscriptions - To be Issued			260,000	26	(260,000)	(26)	-		-
Stock based compensation	-	-	-	-	-	-	94,618		94,618
Net Loss	-	-	-	-	-	-	-	(762,196)	(762,196)
Balance, February 29, 2020	-	-	15,093,128	$1,509	400,000	$400	$1,670,678	$(2,275,234)	$(602,647)

The accompanying notes are an integral part of these unaudited consolidated financial statements

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	February 29,		February 28,
	2020		2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss		(1,147,633)		(24,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-Cash Interest Expense		547,671		-
Depreciation Expense		1,571		-
Stock Based Compensation		211,171		-
Changes in Fair Value of Derivative Liabilities		(183,425)		-
Changes In:
Accounts Receivable		(5,000)
Accounts Receivable - Related Party		(5,003)
Inventory		(22,831)		-
Accounts Payable		91,303		3,068
Accounts Payable - Related Party		(1,139)		1,000
Accrued Professional and Legal Expenses		(5,885)		-
Accrued R&D Expenses		(6,250)		-
Accrued Interest		5,782		3,471
Accrued Interest - Related Party		-		1,711
Net Cash Used in Operating Activities		(519,668)		(15,376)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Machinery & Equipment		(3,500)
Net Cash Provided by Investing Activities		(3,500)		-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock		140,000		-
Proceeds from Convertible Debentures		388,101		-
Proceeds from Note Payable - Related Party		-		15,356
Net Cash Provided by Financing Activities		528,101		15,356
Net (Decrease) Increase in Cash		4,933		(20)
Cash at Beginning of Period		152,082		4,652
Cash at End of Period		157,015		4,632

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$		$
Franchise Taxes	$		$

Shares to be issued and loan incurred for acquisition of intangible assets		$612,400	$

The accompanying notes are an integral part of these unaudited consolidated financial statements

SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company recognizes the following as a Subsequent Event.

On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury

On May 28, 2020 the Company’s board of directors voted to issue Mr. Tabatabaei 1,500,000 in restricted common shares as a performance bonus. This agreement and the resolution of the board of directors is attached hereto.

On May 28, 2020, Tabular Investments, LLC purchased 2,648,889 common shares in a private transaction from Robert L. Hymers, III. Tabular Investments, LLC is controlled by Tad Mailander, our outside legal counsel.

On May 28, 2020, we issued 50,000 restricted common shares to a consultant to the Company. The agreement is attached hereto.

On May 20, 2020, the Company issued 694,902 to our Chairman and CEO, Arman Tabatabaei for a conversion of a note issued by the Company on January 21, 2020 in the amount of $79,333.33. The final amount converted, which included interest was $81,941.55. The original note, the conversion agreement and board of director’s resolution concerning the conversions and issuances are attached hereto. These transactions are more fully described in Transactions with Related Persons on Page 61.

On May 20, 2020, the Company issued 470,966 restricted common Mr. Robert L. Hymers II, our former CFO and a former director of the Company for a conversion of a note issued by the Company on January 21, 2020 in the amount of $53,767.74. The final amount converted, which included interest was $55,535.45. The conversion agreements and board of directors resolution concerning the conversions and issuances are attached hereto. These transactions are more fully described in Transactions with Related Persons on Page 61.

On May 21, 2020, we sold 352,941 common shares registering in the direct offering under its From S-1 made effective by the SEC September 16, 2019, to an accredited investor in exchange for $60,000.

On May 20, 2020, we sold 495,000 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $75,000.

On April 30, 2020, the Company filed an 8K. Director Robert L. Hymers, III resigned. Mr. Hymers held no position on any committee of the board of directors at the time of his resignation. Mr. Hymers’ resignation was not as the result of a disagreement with the registrant, known to an executive officer of the registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant’s operations, policies or practices.

On April 30, 2020, Robert L. Hymers, III resigned as the registrant’s Chief Financial Officer Principal Accounting Officer. Mr. Hymers held no position on any committee of the board of directors at the time of his resignation. Mr. Hymers’ resignation was not as the result of a disagreement with the registrant, known to an executive officer of the registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant’s operations, policies or practices.

On April 30, 2020, the registrant appointed Arman Tabatabaei, age 38, as its Chief Financial Officer Principal Accounting Officer.

On April 23, 2020, we sold 375,000 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $25,000.

On March 30, 2020, the Company filed Articles of Incorporation for Cannabis Global, Inc. in the State of Nevada. Concurrently, the Company filed Articles of Domestication in the State of Nevada and Articles of Conversion in the State of Delaware, to effectively change its domicile from Delaware to Nevada, effective March 30, 2020, and to begin operations as of that date as Cannabis Global, Inc., a Nevada Corporation. The Company intends to file a Notice of Corporate Action with FINRA to formally change its name and trading symbol. The Company is not planning to change its fiscal year.

On March 24, 2020, the Company received notice of allowance for its trade mark applications for Gummies You Can Feel™. The trademark numbers is U.S. Trademark SN 88590925: GUMMIES YOU CAN FEEL: Docket/Reference No. MCTC-201.

On March 19, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $150,000. The note, which is payable one year after issuance, carries interest at 10% per annum. On March 19, 2020, the Company received its first disbursement under this agreement in the amount of $50,000. Less an original discount and other certain fees, the Company netted $43,000. The note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion. Additionally, the issuer was granted three-year warrant coverage at $0.48. The note shall not be able to be converted in an amount that would result in the beneficial ownership of more than 4.99% of the Company outstanding common stock.

CRITICAL ACCOUNTING POLICIES INVOLVING MANAGEMENT ESTIMATES AND ASSUMPTIONS

Use of Fair Value

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level l - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activities.

Use of Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2017, which made our implementation of FASB ASC Topic 606 effective in the first quarter of 2018. We decided to implement the modified retrospective transition method to implement FASB ASC Topic 606, with no restatement of the comparative periods presented. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the quarter ended March 31, 2019, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

The Company’s will be to recognizes revenue in accordance with Accounting Standards Codification subtopic 606, Revenue Recognition (“ASC 606”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. Upon adoption of ASC 606 there were no adjustments converting from ASC 605 to ASC 606 because product sales are recorded upon delivery of goods and payment of product.

Product Sales

We have established a policy where revenue from product sales, including delivery fees, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently pays for the product upon order; and, (4) the product is shipped. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, payment and shipment, which all occurs concurrently when the order is placed and paid for by the customer, and the product is shipped. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do not indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Cash

The Company has operated during the most recent fiscal periods with minimal cash.

From time to time in the future, as we raise funds via sales of equity and notes, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in non-interest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts Receivable

At the present time we have no accounts receivable. In the future, accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable net of allowances of $0 as of August 31, 2019 and $0 as of August 31, 2018. The Company had accounts receivable net of allowances of $5,000 as of February 29, 2020.

Inventory

The Company currently has no inventories. In the future, we plan to value inventories using the weighted average costing method (approximate FIFO costing method).

We plan to regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. In the future, if the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.

Intangible assets, net

At this time the Company has no intangible assets. Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset’s useful life and the impact of an event or circumstance on either an asset’s useful life or carrying value involve significant judgment.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Stock Based Compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as an expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Black-Scholes-Merton Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our shares of Common Stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our shares of Common Stock.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of October 2, 2008 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our “major” tax jurisdictions and generally, we remain subject to Internal Revenue Service examination of our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have no interest or penalties as of June 30, 2018.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

In May 2014, the FASB issued No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In August 2015, the FASB approved a one-year deferral of the effective date of the new revenue recognition standard. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue from Contracts with Customers (Topic 606) and Derivatives and Hedging (Topic 815) - Rescission of SEC Guidance Because of ASU 2014-09 and 2014-16, and ASU 2016-12, Revenue from Contracts with Customers (Topic 606) - Narrow Scope Improvements and Practical Expedients. These ASUs clarify the implementation guidance on a few narrow areas and adds some practical expedients to the guidance Topic 606. The Company is evaluating the effect that these ASUs will have on its consolidated financial statements and related disclosures.

On March 30, 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which includes amendments to accounting for income taxes at settlement, forfeitures, and net settlements to cover withholding taxes. The amendments in ASU 2016-09 are effective for public companies for fiscal years beginning after December 31, 2016, and interim periods within those annual periods. The Company adopted this new guidance on January 1, 2017 and this standard does not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company is currently assessing the potential impact of ASU 2016-15 on its financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than invent tory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company does not anticipate that the adoption of this ASU will have a significant impact on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. The Company does not anticipate that the adoption of this ASU will have a significant impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person, and the date such person became a director or executive officer. Our executive officers are appointed by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

The percentages below are calculated based on 27,069,598 common shares, which includes 22,595,658 common shares outstanding as of June 5, 2020 and an additional 4,473,940 shares of common stock being issued as part of the Offering.

Officers and Directors	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Dan Van Nguyen	3,197,899	14.15%
Edward Manolos	3,197,899	14.15%
Arman Tabatabei	2,994,902	13.25%
Melissa Riddell	143,333	0.63%
All Directors and Executive Officers as a Group	141,999,999	42.19%

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

As of the date of this filing, our Chairman, CEO and CFO Arman Tabatabaei, owns 2,994,902 common shares, which represents 13.25% percent of the total outstanding shares based on 27,069,598 common shares, which includes 22,595,658 and an additional 4,473,940 shares of common stock being issued as part of the Primary Offering.

Directors, Manolos and Nguyen each own 3,197,899 common shares, which individually represent 14.15% of the total outstanding shares based on 27,069,598 common shares, which includes 22,595,658 and an additional 4,473,940 shares of common stock being issued as part of the Primary Offering.

Collectively, our officers and directors hold 9,534,033 common shares, representing 42.19% of the total based on 27,069,598 common shares, which includes 22,595,658 and an additional 4,473,940 shares of common stock being issued as part of the Primary Offering.

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our company

Biographies

Arman Tabatabaei. - Mr. Arman Tabatabaei (Age 38), was appointed to the board of directors and named as Chairman and CEO. Mr. Tabatabaei is a founder and Chairman of Cannabis Global, Inc. Mr. Tabatabaei has served as president of Pacific Pro Financial Services, Inc. for the last 5 years. Pacific Pro is a company that provides commercial and private lending services. With over 15 years of management and operations experience, he has earned a strong reputation for a numbers-based analytical approach to the management of organizations. An expert at data collection and analysis relative to resource management, risk forecasting and profit and loss management, he has made significant progress in revamping operations of several companies over the past five years. Most recently, Mr. Tabatabaei has consulted with Cannabis Strategic Ventures (OTCQB:NUGS) on various growth initiatives relative to both cannabis cultivation and the organization of new hemp-related retail operations.

Edward Manolos. - Mr. Edward Manolos (Age 39), was elected to the board of directors. Mr. Manolos is one of the founders and Directors of Cannabis Global, Inc. and is an accomplished pioneer in California’s Medical Marijuana industry. In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty-five dispensaries from Los Angeles to San Jose including twenty in Los Angeles Pre-ICO/Proposition D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind. He is currently a member of the board of directors of Marijuana Company of America (OTCQB: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

Dan Nguyen. - Dan Nguyen (Age 47), was elected as a director of the Company. Mr. Nguyen has been employed for the last 5 years with Thermalfisher Scientific, Inc. as an equipment product specialist.

Melissa Riddell (Age 38) was added to the board of directors on February 3, 2020. Since the beginning of the Registrant’s last fiscal year to the effective date of Ms. Riddell’s appointment, Ms. Riddell has not been a participant, nor has she had any direct or indirect material interest in any transaction in which the Registrant was or is to be a participant, and the amount involved exceeded $120,000. There is no any arrangement or understanding between Ms. Riddell and any other person(s) pursuant to which she was or is to be selected as a director. Ms. Riddell has extensive knowledge in food sciences and substantial industry experience in areas of interest to the Registrant.

The Company does not carry key man life insurance policies on any of the above principals or key personnel.

There has never been a petition under the Bankruptcy Act or any State insolvency law filed by or against the Company or its principals or key personnel. Additionally, there has never been a receiver, fiscal agent, or similar officer appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

Family Relationships

There are no family relationships between any director or executive officer.

Corporate Governance

Leadership Structure

Arman Tabatabaei, who is also a director and serves as chairman, CEO, CFO and corporate Secretary.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. Presently, we have no independent directors.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Director Independence

Melissa Ridell is considered an Independent Director. Ms. Ridell was added to the board of directors on February 3, 2020. Since the beginning of the Registrant’s last fiscal year to the effective date of Ms. Riddell’s appointment, Ms. Riddell has not been a participant, nor has she had any direct or indirect material interest in any transaction in which the Registrant was or is to be a participant, and the amount involved exceeded $120,000. There is no any arrangement or understanding between Ms. Riddell and any other person(s) pursuant to which she was or is to be selected as a director. Ms. Riddell has extensive knowledge in food sciences and substantial industry experience in areas of interest to the Registrant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Company’s directors and officers, and persons who own more than ten-percent (10%) of our Company’s shares of Common Stock, to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Such officers, directors and ten-percent shareholders are also required to furnish our Company with copies of all Section 16(a) reports they file. As of June 14, 2019, we believed such reports were timely filed.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Directors

Our directors, Tabatabaei, Manolos and Nguyen receive $0 per month in compensation. Relative to any unpaid amounts due to the Director, the Director has the option to convert any monies owed into the Company’s common at the end of his or her term. The Director’s term ends on the earlier of the date of the next annual stockholders meeting and the earliest of the following to occur: (a) the death of the Director; (b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board. Reimbursements. During the Director’s term, the Company reimburses the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director in excess of $500.00) must be approved in advance by the Company.

Our Chairman, Arman Tabatabaei receives no compensation as a director or for service on the board of directors.

Director Common Share Ownership Table – Current Directors

Officers and Directors	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Edward Manolos	3,197,899	14.15%
Dan Van Nguyen	3,197,899	14.15%
Arman Tabatabaei	2,994,902	13.25%
Mellissa Riddell	143,333	0.63%
All Directors and Executive Officers as a Group	9,534,033	42.19%

Directors Compensation Table

Directors	Title	Monthly Compensation
Arman Tabatabaei(1)	Chairman	$0
Edward Manolos(2)	Director	0
Dan Van Nguyen(3)	Director	0
Melissa Riddell(4)	Director	0
Garry McHenry(5)	Director	0

(1)	This table represents Mr. Tabatabaei’s zero compensation as a director of the corporation. Please see section marked “Executive Compensation” for other information about Mr. Tabatabaei’s compensation as an executive of the corporation.

(2)	From July 2019 through January 31, 2019, Director Manolos accumulated $7,500 in monthly compensation as a director. This compensation was terminated on January 31, 2020 via an agreement to cancel the outstanding debt of $53,767.74 in exchange for 309,010 restricted common shares. At this time, Mr. Manolos receives no director compensation.

(3)	From July 2019 through January 31, 2019, Director Nguyen accumulated $7,500 in monthly compensation as a director. This compensation was terminated on January 31, 2020 via an agreement to cancel the outstanding debt of $53,767.74 in exchange for 309,010 restricted common shares. At this time, Mr. Nguyen receives no director compensation.

(4)	Ms. Riddell receives not cash compensation as a director. On February 3, 2020, the Company and Ms. Riddell entered into an Independent Directors Agreement providing her with one hundred thousand (100,000) shares of common stock, which vests are the rate of one twelfth (1/12) per month for 12 months. There is no cash compensation under the agreement. Ms. Riddell is also the beneficial owner of 43,333 additional common shares separate from her directorship. A copy of the additional agreement is attached hereto.

(5)	Mr. McHenry served as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director during our fiscal year ended August 31, 2018. Mr. McHenry resigned all positions on June 19, 2019.

(6)	From July 2019 through January 31, 2019, former director Robert L. Hymers III accumulated $7,500 in monthly compensation as a director. This compensation was terminated on January 31, 2020 via an agreement to cancel the outstanding debt of $53,767.74 in exchange for 309,010 restricted common shares. Mr. Hymers is no longer a director. A copy of Mr. Hymers resignation is attached hereto.

Summary Compensation Table

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) our past Chief Executive Officer, our Directors and (iii) all other executive officers who earned in excess of $100,000 in the fiscal year ended August 31, 2019 and 2018, and to date (“Named Executive Officers”):

	Year Ended August 31,	Salary ($)	Total ($)
Garry McHenry(1)	2018	0	0
Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Arman Tabatabaei(2)	2019	0	0
Director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

Dan Van Nguyen(2)	2019	$7,500	$7,500
Director

Robert L. Hymers, III(2)	2019	$7,500	$7,500
Director

Edward Manolos(2)	2019	$7,500	$7,500
Director

David Gamache(3)	2017	0	0
Director, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

(1)	Mr. McHenry served as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director during our fiscal year ended August 31, 2019, until his resignation on June 19, 2019.

(2)	Appointed June 19, 2019. Mr. Hymers resigned as a director on April 30, 2020.

(3)	Mr. Gamache was removed from all positions on October 3, 2017.

Executive Compensation

As of June 17, 2019, our CEO, Mr. Arman Tabatabaei signed an Executive Compensation Agreement. The Company shall pay the Executive an annual rate of base salary of Sixty thousand dollars ($60,000.00) in monthly installments of five thousand dollars ($5000.00) per month plus an accrued monthly compensation of ten thousand dollars ($10,000.00) per month in accordance with the Company’s customary payroll practices and applicable wage payment laws. The Executive’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary.” In lieu of the payment of the Executive’s Base Salary, the Executive is hereby granted the option to convert any or all unpaid Base Salary due and owing into common stock of the Company at any time by providing a written notice to the Board.

In addition, Arman Tabatabaei received 800,000 common shares for his one-year employment contract. These shares vested up the effective date of the agreement. The full agreement is attached hereto.

Pursuant to the employment agreement, Mr. Tabatabaei is eligible for stock award bonuses from time to time. On May 20, 2020 the Company’s board of directors voted to issue Mr. Tabatabaei 1,500,000 in restricted common shares as a performance bonus. This agreement and the resolution of the board of directors is attached hereto.

Mr. Tabatabaei receives no additional compensation as a director of the Company.

Employment Agreements

On June 20, 2019, we signed an employment agreement with our CEO, Arman Tabatabaei. Under the terms of his one year agreement, he will receive a monthly salary of $5,000 and $10,000 in accrued salary due and payable as the end of his one year term. In addition, he received 12,000,000 common shares for his one year employment contract. See “Executive Compensation” for additional information. This agreement is attached hereto.

Grants of Stock and Other Equity Awards

As is outlined above, pursuant to the employment agreement with our CEO, Mr. Tabatabaei is eligible for stock award bonuses from time to time. On May 20, 2020 the Company’s board of directors voted to issue Mr. Tabatabaei 1,500,000 in restricted common shares as a performance bonus. This agreement and the resolution of the board of directors is attached hereto.

Mr. Tabatabaei receives no additional compensation as a director of the Company.

Option Exercises

There have been no option exercises.

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, here is information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons, which pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the shares of Common Stock.

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

The following table is based on a total of 27,069,598 common shares, which includes 22,595,658 common shares outstanding as of June 5, 2020 and an additional 4,473,940 shares of common stock being issued as part of the Primary Offering.

Officers, Directors and Others	Amount and Nature of Beneficial Ownership	Percent of Class Beneficial Ownership

Tabular Investments, LLC	3,682,222	11.76%
Edward Manolos	3,197,899	14.15%
Dan Van Nguyen	3,197,899	14.15%
Arman Tabatabaei	2,994,902	13.25%
Jatinder S Bhogal	1,533,334	6.79%
Melissa Riddell	143,333	0.63%
All Directors and Executives as a Group	9,534,033	60.73%
Other Greater than 5% Holders		23.08%

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our company.

CERTAIN RELATIONSHIPS AND FEE TRANSACTIONS

Transactions with Related Persons

Our Company reviews transactions between our Company and persons or entities considered to be related parties (collectively “related parties”). Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our shares of Common Stock (or an immediate family member of these persons) has a direct or indirect material interest. Transactions of this nature require the approval of our Board.

During the six months ended February 29, 2020, the Company issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s former Chief Executive Officer and $53,768 is payable to the Company’s former Chief Financial Officer, Mr. Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. As of February 29, 2020, the carrying value of the notes was $2,163, net of debt discount of $130,938 and accrued interest was $427. Upon the issuance of the convertible promissory notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

At the issuance date of the convertible notes payable, the Company estimated the fair value of the embedded derivatives of $847,987 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 391.42% to 398.53%, (3) weighted average risk-free interest rate of 0.86 to 1.60%, (4) expected life of one to three years and (5) estimated fair value of the Company’s common stock of $0.23 to $1.07 per share.

On February 29, 2020, the Company estimated the fair value of the embedded derivatives of $664,562 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 389.74%, (3) weighted average risk-free interest rate of 0.86% to 1.37%, (4) expected life of 0.18 to 2.00 years, and (5) estimated fair value of the Company’s common stock of $0.23 per share.

On February 20, 2020, the two above notes were converted into common shares. Mr, Tabatabei was issued 694,902 restricted common shares and Mr. Hymers was issued 470,966. The conversion agreements and board of directors resolution concerning the conversions and issuances are attached hereto.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen for loans made to the Company, each in the amount of $16,666,67 for a total balance of $33,334. The notes bear interest at 5% per annum and do not have a fixed payment schedule or maturity date. These notes are additionally described herein in Footnote 6 - Notes Payable.

In March 2018 and May 2018, a legal custodian of the Company funded the Company $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand. In connection with the above notes, the Company recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

In November 30, 2017 – August 31, 2018, the Company issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. The remaining principal balance was forgiven and included as Cancellation of Debt Income on the Income Statement for the year ended August 31, 2019.

In October 2017 – August 31, 2018, the Company incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees. As of August 31, 2018, this balance was forgiven and was included as part of the $168,048 Cancellation of Debt Income on the Statement of Operations.

Other Transactions with Related Persons, Promoters and Certain Control Persons

On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only one thousand dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 \- (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons” that would require specific disclosure under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

LEGAL MATTERS

The validity of the shares sold by us under this Prospectus will be passed upon for us by the Mailander Law Office, Inc., 945 Fourth Avenue, Ste. 311, San Diego, CA 92101.

EXPERTS

Boyle CPA, LLC, our prior independent registered public accountant, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its shareholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	under Nevada General Corporation Law for the unlawful payment of dividends; or

●	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CANNABIS GLOBAL, INC.

INDEX TO FINANCIAL STATEMENTS

For the Years Ended

August 31, 2019 and August 31, 2018

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of Cannabis Global, Inc. (formerly MCTC Holdings, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cannabis Global, Inc. (formerly MCTC Holdings, Inc.) (the “Company”) as of August 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended August 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended August 31 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 2 to the consolidated financial statements, the Company’s continuing net losses and negative operating cash flows raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements. Management’s plans are also described in Note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2017

Bayville, New Jersey

October 18, 2019

361 Hopedale Drive SE P (732) 822-4427

Bayville, NJ 08721 F (732) 510-0665

Cannabis Global, Inc.

Consolidated Balances Sheets as of August 31, 2019 and 2018

	August 31,	August 31,
	2019	2018

ASSETS
Current Assets:
Cash	$152,082	$4,652
Inventory	2,299	-
Total Current Assets	154,381	4,652

Machinery & Equipment- net	13,248	-

Other Assets
Note Receivable- Related Party	40,000	-
Rent Deposit	7,200	-

TOTAL ASSETS	$214,829	$4,652

LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$92,806	$11,688
Accounts Payable - Related Party	1,139	6,200
Accrued Interest	-	28,306
Accrued Interest - Related Party	-	857
Accrued Professional and Legal Expenses	$5,885	-
Accrued Research and Development Expenses	6,250	-
Convertible Notes - Related Party	33,334	-
Notes Payable - Related Party	14,000	22,554
Note Payable to Shareholder	-	70,000

Total Current Liabilities	153,414	139,605

Total Liabilities	$153,414	139,605

Stockholder’s Equity (Deficit)
Preferred Stock, par value $0.0001, 10,000,000 shares Authorized, 0 shares Issued and Outstanding at August 31, 2019 and August 31, 2018	-	-
Common Stock, par value $0.001, 290,000,000 shares Authorized, 12,524,307 shares Issued and Outstanding at August 31, 2019 and 12,257,640 at August 31, 2018	1,253	1,226
Additional Paid-in Capital	1,184,923	601,825
Shares to be issued	2,840	-
Accumulated Deficit	(1,127,601)	(738,004)

Total Stockholder’s Equity (Deficit)	61,415	(134,953)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$214,829	$4,652

The accompanying notes are an integral part of these audited consolidated financial statements

Cannabis Global, Inc.

Consolidated Statement of Operations for the years ending August 31, 2019 and 2018

	For the Year Ended
	August 31,
	2019	2018

Revenues:

Expenses
Advertising fees	$1,155	$792
Consulting services	59,865	4,000
Professional fees	102,765	34,711
Compensation	329,234	-
Research and development	12,450	-
General and administrative expense	44,449	11,533
Total Operating Expenses	549,918	51,036

Operating Loss	(549,918)	(51,036)

Other Income (Expense)
Other Expenses	-	-
Interest expense	(7,827)	(35,810)
Other Income	100
Gain on Debt Cancellation	168,048	-
Total Other Income (Expense)	160,321	(35,810)

Net Loss	$(389,597)	$(86,846)

Basic & Diluted Loss per Common Share	$(0.03)	$(0.02)

Weighted Average Common Shares Outstanding	12,261,293	7,506,178

The accompanying notes are an integral part of these audited consolidated financial statements

Cannabis Global, Inc.

Consolidated Statement of Stockholder’s Deficit for years ending August 31, 2019 and 2018

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Common Stock	Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Subcriptions	Capital	Deficit	Total
Balance, August 31, 2017	-	$-	3,590,973	$359	-	$-	$-	$561,738	$(651,158)	$(89,061)
Common stock issued for services rendered	-	-		-	-	-	-			-
Common stock issued in settlement of convertible notes payable and accrued interest	-	-	8,666,667	867	-	-	-	12,133	-	13,000
Beneficial conversion feature								27,954		27,954
Net Loss	-	-	-	-	-	-	-	-	(86,846)	(86,846)
Balance, August 31, 2018	-	$-	12,257,640	$1,226	-	$-	$-	$601,825	$(738,004)	$(134,953)
Common stock issued for services rendered	-	-			1,533,333	153	-	350,812		350,965
Proceeds from common stock subscriptions			266,667	27				99,973		100,000
Proceeds from common stock subscriptions - To be Issued					360,000	36		134,964		135,000
Net Loss	-	-							(389,597)	(389,597)
Balance, August 31, 2019	-	$-	12,534,	$1,253	1,893,333	$189	$-	$1,187,574	$(1,127,601)	$61,415

The accompanying notes are an integral part of these audited consolidated financial statements

MCTC Holdings,

Consolidated Statement of Cash Flows for periods ending August 31, 2019 and August 31, 2018

	For the Year Ended
	August 31,
	2019	2018
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	$(389,597)	$(86,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Benefical conversion feature	-	27,954
Stock based compensation	350,965	-
Gain on Debt Cancellation	(168,048)
Depreciation expense	752	-
Changes In:
Inventory	(2,299)	-
Rent Deposit	(7,200)	-
Accrued Professional and Legal Expenses	5,885	-
Accrued R&D Expenses	6,250	-
Accounts Payable	91,118	9,102
Accounts Payable - Related Party	(5,061)	6,200
Accrued Interest	5,235	6,999
Accrued Interest - Related Party	2,592	857
Net Cash Used in Operating Activities	(109,408)	(35,734)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(14,000)
Net Cash Provided by (Used in) Investing Activities	(14,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from subscriptions	235,000	-
Proceeds from Note Payable - Related Party	42,504	35,554
Proceeds from Convertible Note - Related Party	33,334	-
Advances to related party	(40,000)	-
Net Cash Provided by Financing Activities	270,838	35,554

Net (Decrease) Increase in Cash	$147,430	$(180)
Cash at Beginning of Year	$4,652	$4,832

Cash at End of Year	$152,082	$4,652

The accompanying notes are an integral part of these audited consolidated financial statements

Cannabis Global, Inc.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — Organization and Description of Business

Cannabis Global, Inc. is located at 520 S Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobalinc.com  Our shares of Common Stock are quoted on the OTC Markets Pink, operated by OTC Markets Group, Inc., under the ticker symbol “MCTC.” We are a developmental company focused cannabinoid research.

Our aim is to create and commercialize engineered technologies to deliver hemp extracts and cannabinoids to the human body. Additionally, we plan to develop consumer products, based on these and other technologies.

Our R&D programs included the following;

1)	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2)	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3)	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4)	Establishment of new methods to increase the bioavailability of cannabinoids to the human body through utilization of proven bioenhancers, including d-α-Tocopherol polyethylene glycol 1000 succinate (TPGS), which is widely used as a water-soluble vitamin E formulation.

5)	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

On August 9, 2019, our board of directors determined the Company no longer meets the definition of a Shell Company as defined in Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter), which defines a Shell Company as one that has: 1) No or nominal operations; and 2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amounts of cash and cash equivalents and nominal other assets. By way of the Company: 1) beginning business activities and operations, 2) hiring its CEO, 3) appointing a highly experienced board of directors, 4) retaining consultants, 5) signing two property leases, 6) approval of budgets and business plans for several initiatives, 7) production of product samples, 8) sales initiatives to prospective customers, and other related business activities, the board of directors believes such activities are qualified as non-nominal operations and therefore the board of directors declared its believe the Company is no longer defined by Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter).

On August 9, 2019, the Company filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei. The transaction value was nominal, at only One Thousand Dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, that would require specific disclosures under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only One Thousand Dollars ($1,000) thus, the Company believes the business acquisition of Action Nutraceuticals, Inc. is transaction NOT defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons that would require specific disclosure under the section cited. Regardless, of the requirements of 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, the Company makes this disclosure.

On or about June 27, 2018 we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, in which former Chief Executive Officer, Garry McHenry maintains a controlling interest, sold 8,666,667 common shares of MCTC Holdings, Inc., representing approximately 70.7% of the 12,257,640 issued and outstanding shares to Messrs. Robert Hymers, Edward Manolos and Dan Nguyen, all of whom were previously unaffiliated parties. Each purchased 2,888,889 common shares for $108,333.33 each or an aggregate of $325,000, utilizing personal funds. This series of transactions constitute a change in control of the Company. The assets and liabilities of MicroChannel Corp. were spun out to Lauderdale Holdings, LLC as part of the change in control.

On January 14, 2009, Octillion Corp. (Symbol: OCTL), parent company of MicroChannel announced that it had changed its name to New Energy Technologies, Inc. (Symbol: NENE) (“New Energy”). The name change became effective on the Over-the-Counter Bulletin Board at the opening of trading on January 14, 2009. On June 24, 2008, MicroChannel announced that it initiated trading of its stocks on the OTC Bulletin Board under the stock symbol “MCTC”. On August 22, 2007, by corporate action taken by MicroChannel’s executive team and board members, the company amended its Articles of Incorporation to increase its authorized capital stock to 300,000,000 million shares of common stock, $0.0001 par value per share. As of September 25, 2007, there were 1,000,000 shares of common stock were issued and outstanding; there were no preferred shares issued and outstanding. The directors and sole shareholder have approved a forward split of their issued and outstanding shares of common stock on the basis of 538,646 for 1 for the purpose of effecting the distribution.

On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation. The Company’s original name was MultiChannel Technologies Corporation (“MultiChannel”) which was incorporated on February 28, 2005 under the laws of the State of Nevada (U.S.A.) and was originally formed as a wholly-owned subsidiary of Octillion Corp. (“Octillion”). Octillion (a Canadian company was trading in the OTC Markets under the symbol “OCTL”). At the time of Octillion’s existence, Octillion was a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies and products.

NOTE 2 – Going Concern Uncertainties and Liquidity Requirements

During recent financial reporting periods, the Company generated no revenues, has an accumulated deficit of $1,127,601 as of August 31, 2019, and does not have positive cash flows from operating activities. The Company expects to incur additional losses as begins to execute its business strategy in the cannabinoid marketplace. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to obtain necessary funding from outside sources and through the sales of Company shares. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Based on the Company’s current level of expenditures, management believes that cash on hand is not adequate to fund operations for the next twelve months. Management of the Company is estimating approximately $1,000,000 will be required over the next twelve months to fully execute its business strategy. These can be no assurance the Company will be able to obtain such funds.

NOTE 3 – Summary of Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts reported in those statements. We have made our best estimates of certain amounts contained in our consolidated financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. However, application of our accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties, and, as a result, actual results could differ materially from these estimates. Management believes that the estimates, assumptions, and judgments involved in the accounting policies described below have the most significant impact on our consolidated financial statements.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Action Nutraceuticals, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution.

Inventory

Inventory is primarily comprised of work in progress. Inventory is valued at cost, based on the specific identification method, unless and until the market value for the inventory is lower than cost, in which case an allowance is established to reduce the valuation to market value. As of August 31, 2019, and August 31, 2018, market values of all of our inventory were at cost, and accordingly, no such valuation allowance was recognized.

Deposits

Deposits is comprised of advance payments made to third parties, primarily for inventory for which we have not yet taken title. When we take title to inventory for which deposits are made, the related amount is classified as inventory, then recognized as a cost of revenues upon sale (see “Costs of Revenues” below). There were no deposits as of August 31, 2019 or August 31, 2018.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract or service period.

Accounts Receivable

Accounts receivable are recorded at the net value of face amount less any allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and, based on a method of specific identification of any accounts receivable for which we deem the net realizable value to be less than the gross amount of accounts receivable recorded, we establish an allowance for doubtful accounts for those balances. In determining our need for an allowance for doubtful accounts, we consider historical experience, analysis of past due amounts, client creditworthiness and any other relevant available information. However, our actual experience may vary from our estimates. If the financial condition of our clients were to deteriorate, resulting in their inability or unwillingness to pay our fees, we may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that we collect retainers from our clients prior to performing significant services. There were no accounts receivable as of August 31, 2019 for August 31, 2018.

The allowance for doubtful accounts, if any, is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client’s inability to make required payments on accounts receivables, the provision is recorded in operating expenses. As of August 31, 2019, and August 31, 2018, we had $0 and $0 allowance for doubtful accounts, respectively.

Property and Equipment, net

Property and Equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Depreciation of capitalized construction in progress costs, a component of property and equipment, net, begins once the underlying asset is placed into service and is recognized over the estimated useful life. Property and equipment is reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.” We did not capitalize any interest as of August 31, 2019, and as of August 31, 2018.

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management’s estimates, depending upon the nature of the assets. We have not recorded any impairment charges related to long-lived assets during the year ended August 31, 2019, and August 31, 2018.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  We record a BCF as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ACF”) Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and we amortize the discount to interest expense over the life of the debt using the effective interest method.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We determined to implement the cumulative effect adjustment approach to our implementation of FASB ASC Topic 606, with no restatement of the comparative periods presented. We intend to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

In accordance with FASB ASC Topic 606, Revenue Recognition, we will recognize revenue when persuasive evidence of a significant financing component exists in our consulting and product sales contracts. We examine and evaluate when our customers become liable to pay for goods and services; how much consideration is paid as compared to the cash selling price of the goods or services; and, the length of time between our performance and the receipt of payment.

Product Sales

Revenue from product sales, including delivery fees, is recognized when an order has been obtained from the customer, the price is fixed and determinable when the order is placed, the product is shipped, title has transferred and collectability is reasonably assured. Generally, we drop-ship orders to our clients with shipping-point or destination terms. For any shipments with destination terms, the Company defers revenue until delivery to the customer. Given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, we are not of the opinion that our product sales indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606. We had no product sales for fiscal years ending August 31, 2019 and August 31, 2018.

Costs of Revenues

Our policy is to recognize costs of revenue in the same manner in conjunction with revenue recognition. Cost of revenues include the costs directly attributable to revenue recognition and includes compensation and fees for services, travel and other expenses for services and costs of products and equipment. Selling, general and administrative expenses are charged to expense as incurred. We had no product sales for fiscal years ending August 31, 2019 and August 31, 2018, and thus no cost of revenues.

Stock-Based Compensation

Restricted shares are awarded to employees and entitle the grantee to receive shares of restricted common stock at the end of the established vesting period. The fair value of the grant is based on the stock price on the date of grant. We recognize related compensation costs on a straight-line basis over the requisite vesting period of the award, which to date has been one year from the grant date. We had no stock-based compensation during the fiscal year ended August 31, 2019 and August 31, 2018.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized.  For the year ended August 31, 2019 and August 31, 2018 we incurred no income taxes. As of August 31, 2019 and August 31, 2018, we had no liabilities related to federal or state income taxes.

Loss Contingencies

From time to time the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. On at least a quarterly basis, consistent with ASC 450-20-50-1C, if the Company determines that there is a reasonable possibility that a material loss may have been incurred, or is reasonably estimable, regardless of whether the Company accrued for such a loss (or any portion of that loss), the Company will confer with its legal counsel, consistent with ASC 450. If the material loss is determinable or reasonably estimable, the Company will record it in its accounts and as a liability on the balance sheet. If the Company determines that such an estimate cannot be made, the Company’s policy is to disclose a demonstration of its attempt to estimate the loss or range of losses before concluding that an estimate cannot be made, and to disclose it in the notes to the financial statements under Contingent Liabilities.

Net Income (Loss) Per Common Share

We report net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period and excludes the effects of any potentially dilutive securities. Diluted net income (loss) per share gives effect to any dilutive potential common stock outstanding during the period. The computation does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

NOTE 4 - Net Loss Per Share

During fiscal years ending August 31, 2019 and August 31, 2018, the Company recorded a net loss. The Company does not have any potentially dilutive securities outstanding. Therefore, basic and diluted net loss per share is the same for those periods.

Note 5 – Notes Receivable

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’s association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

Note 6 - Notes Payable

On January 9, 2014, the Company issued a $70,000 note payable to a shareholder of the Company. The note payable bears interest at an annual rate of 7%, which then increased to 10% after it was in default. Principal and accrued interest on the note payable were due on January 9, 2016, with a default annual rate of 10% interest after that date. The outstanding balance of principal and accrued interest may be prepaid without penalty. During the years ended August 31, 2018 and August 31, 2017, the Company recorded an interest expense of $6,999, respectively, related to the note payable. As of August 31, 2018, the original principal balance of $70,000 on the note payable remained outstanding, with accrued interest of $28,306. The note payable was not repaid on January 9, 2016 and was spun out to Lauderdale Holdings, LLC as part of the change in control.during the Fourth Quarter of 2019. Consequently, it is included as part of the $168,048 in Cancellation of Debt income on the Statement of Operations.

.

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,666,67. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 7- Notes Payable, Related Party and in Footnote 11 – Related Party Transactions.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’s association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

Note 7 - Notes Payable, Related Party

In October 2017 – August 31, 2018, the Company incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees. As of August 31, 2018, this balance was forgiven and was included as part of the $168,048 Cancellation of Debt income on the Statement of Operations.

In November 30, 2017 – August 31, 2018, the Company issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. As of August 31, 2019 the remaining principal balance was forgiven and included as Cancellation of Debt income on the Income Statement for the year ended August 31, 2019.

In March 2018 and May 2018, a legal custodian of the Company, funded the Company $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand. As of August 31, 2018. $600 of the principal balance remained outstanding on the note payable and $0 in accrued interest. In connection with the above notes, the Company recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen for loans made to the Company, each in the amount of $16,666,67 for a total balance of $33,334. The notes bear interest at 5% per annum and do not have a fixed payment schedule or maturity date. These notes are additionally described herein in Footnote 6 - Notes Payable and in Footnote 11 – Related Party Transactions.

Note 8 - Property and Equipment

The equipment acquired during the fiscal year ended August 31, 2019 as acquired in association with the acquisition taking place in July 1, 2019. On this date, the Company acquired Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei. The transaction value was nominal, at only One Thousand Dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, that would require specific disclosures under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

Property and equipment as of August 31, 2019 and 2018 is summarized in the table below.

	2019	2018
Machinery & Equipment	$14,000	$-
Accumulated depreciation	(752)
Total Machinery & Equipment	$13,248	$-

Note 9 - Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at August 31, 2019 and 2018 are as follows:

	Years Ended August 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$212,618	$131,871
Capitalized research and development	—
Research and development credit carry forward	1,963	1,963
Total deferred tax assets	214,581	133,834
Less: valuation allowance	$(214,581)	$(133,834)

Net deferred tax asset	$—	$—

The net increase in the valuation allowance for deferred tax assets was $80,747 and $43,283 for the years ended August 31, 2019 and 2018. The Company evaluates its valuation allowance on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the reliability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2019 available to offset future federal taxable income, if any, of $985,355, which will fully expire by the fiscal year ended August 31, 2038.  Accordingly, there is no current tax expense for the years ended August 31, 2019 and 2018. In addition, the Company has research and development tax credit carryforwards of $1,963 at August 31, 2019, which are available to offset federal income taxes and fully expire by August 31, 2038.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended August 31, 2019 and 2018.

Note 10- Fair Value Measurement

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Note 12 - Commitments and Contingencies

The Company has entered into a lease for a production and warehouse facility located in Los Angeles, California to produce such products. The term of the lease is 12 months at a base price of $3,600 per month, beginning August 2019. The total financial obligation for the lease is $43,200.

The Company rents an office space at 520 S. Grand Ave, Suite 320, Los Angeles, California 90071 for $800 per month based on a twelve (12) month lease beginning June 2019. The total financial obligation on the lease is $9,600 a year. The office space is rented from director Robert L. Hymers III, thus this lease is defined as a Related Party Transaction, and thus disclosed herein. This lease is further outlined in Footnote 11- Related Party Transactions.

Note 13 - Common Stock

As of August 31, 2019, there were 187,864,600 (pre-split) shares of Common Stock issued and outstanding. Subsequent to the closing of the fiscal year ending August 31, 2019, the Company affected a reverse split as of September 30, 2019, which had the effect of reducing the number of outstanding shares from 187,864,600 to 12,524,307. All share and per share amounts in this filing have been retrospectively adjusted to reflect the impact of the reverse stock split.

Note 14 - Subsequent Events

As of September 30, 2019, the Company affected a 1:15 stock split which had the effect of reducing the number of outstanding shares from 183,864,600 to 12,524,307.

Unaudited Financial Statements for the
six months ending February 29, 2020

Cannabis Global, Inc.

Consolidated Balance Sheets as of February 29, 2020 and February 28, 2019

	February 29,	August 31,
	2020	2019
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash	$157,015	$152,082
Accounts Receivable	5,000	-
Accounts Receivable - Related Party	5,003	-
Inventory	25,130	2,299
Total Current Assets	192,148	154,381

Machinery & Equipment- Net	15,177	13,248

Other Assets
Intangible Assets	612,400	-
Notes Receivable	40,000	40,000
Rent Deposit	7,200	7,200

TOTAL ASSETS	$866,925	$214,829

LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$184,109	$92,806
Accounts Payable - Related Party	-	1,139
Accrued Interest	5,782	-
Accrued Professional and Legal Expenses	-	5,885
Accrued R&D Expenses	-	6,250
Convertible Notes, Net of Debt Discount of $17,363 and $0, respectively	579,619	33,334
Derivative Liability	664,562	-
Notes Payable - Related Party	35,500	14,000
Total Current Liabilities	1,469,572	153,414

Total Liabilities	1,469,572	153,414

Stockholder’s Equity (Deficit)
Preferred Stock, par value $0.001, 10,000,000 shares Authorized, 0 shares Issued and Outstanding at February 29, 2020 and August 31, 2019	-	-
Common Stock, par value $0.001, 290,000,000 shares Authorized, 12,524,307 shares Issued and Outstanding at August 31, 2019 and 15,093,126 at February 29, 2020	1,509	1,253
Additional Paid-In Capital	1,670,678	1,184,923
Shares to be issued	400	2,840
Accumulated Deficit	(2,275,234)	(1,127,601)

Total Stockholder’s Equity (Deficit)	(602,647)	61,415

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$866,925	$214,829

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Cannabis Global, Inc.

Consolidated Statement of Operations for periods ending February 29, 2020 and February 28, 2019 (Unaudtied)

	For the Three Months Ended		For the Six Months Ended
	February 29,		February 29,	February 28,
	2020	2019	2020	2019

Revenue:
Products Sales	$-	$-	$5,003	$-	$-
Consulting Revenue- Related Party	-	-	$5,000		-
Total Revenue	-	-	$10,003		-

Cost of Goods Sold	-	-	$2,900		-
Gross Profit	-	-	$7,103		-

Operating Expenses:
Advertising Expenses	14,262	-	15,694		-
Consulting Services	67,662	-	103,545		-
Professional Fees	133,159	2,354	282,114		14,854
General and Administrative Expenses	195,832	2,328	383,355		4,589
Total Operating Expenses	410,915	4,682	784,708		19,443

Operating Loss	(410,915)	(4,682)	(777,605)		(19,443)

Other Income (Expense)
Interest Expense	(522,203)	(2,661)	(553,453)		(5,183)
Changes in Fair Value of Derivative Liabilities	170,922	-	183,425		-
Total Other Income (Expense)	(351,281)	(2,661)	(370,028)		(5,183)

Net Loss	$(762,196)	$(7,343)	$(1,147,633)		$(24,626)

Basic & Diluted Loss per Common Share	$(0.06)	$(0.00)	$(0.03)		$(0.00)

Weighted Average Common Shares Outstanding	12,321,639	12,257,640	12,752,506		12,257,640

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED FEBRUARY 29, 2020

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, August 31, 2018	-	$-	12,257,640	$1,226	-	$-	$601,825	$(738,004)	$(134,953)

Net loss	-	-	-	-	-	-	-	(17,283)	(17,283)

Balance, November 30, 2018	-	-	12,257,640	1,226	-	-	601,825	(755,287)	(152,236)

Net loss	-	-	-	-	-	-	-	(7,343)	(7,343)

Balance, February 28, 2019	-	-	12,257,640	1,226	-	-	601,825	(762,630)	(159,579)

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, August 31, 2019	-	$-	12,524,307	$1,253	1,893,333	$189	$1,187,574	$(1,127,601)	61,415
Common stock issued for services rendered	-	-	1,893,333	189	(1,893,333)	(189)	-	-	-
Shares Issued for Services	-	-	23,333	2			20,881		20,883
Stock based compensation	-	-	-	-	-	-	95,670	-	95,670
Proceeds from common stock subscriptions	-	-	203,333	20	-	-	74,980		75,000
Proceeds from common stock subscriptions - To be Issued	-	-	-	-	260,000	26	64,974	-	65,000
Discount on convertible note	-	-	-	-	-	-	20,000	-	20,000
Effects of Reverse stock-split	-		188,822	19			(19)		-
Net Loss								(385,437)	(385,437)
Balance, November 30, 2019	-	-	14,833,128	$1,483	260,000	$26	$1,464,060	$(1,513,038)	$(47,469)

Common stock issued for services rendered	-	-	-	-	-	-	-		-
Common stock issued in settlement of convertible notes payable and accrued interest	-	-	-	-	400,000	400	112,000		112,400
Proceeds from common stock subscriptions - To be Issued			260,000	26	(260,000)	(26)	-		-
Stock based compensation	-	-	-	-	-	-	94,618		94,618
Net Loss	-	-	-	-	-	-	-	(762,196)	(762,196)
Balance, February 29, 2020	-	-	15,093,128	$1,509	400,000	$400	$1,670,678	$(2,275,234)	$(602,647)

Cannabis Global, Inc.

Consolidated Statement of Cash Flows for six months ending February 29, 2020 and February 28, 2019

	For the Six Months Ended
	February 29,	February 28,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	(1,147,633)	(24,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-Cash Interest Expense	547,671	-
Depreciation Expense	1,571	-
Stock Based Compensation	211,171	-
Changes in Fair Value of Derivative Liabilities	(183,425)	-
Changes In:
Accounts Receivable	(5,000)
Accounts Receivable - Related Party	(5,003)
Inventory	(22,831)	-
Accounts Payable	91,303	3,068
Accounts Payable - Related Party	(1,139)	1,000
Accrued Professional and Legal Expenses	(5,885)	-
Accrued R&D Expenses	(6,250)	-
Accrued Interest	5,782	3,471
Accrued Interest - Related Party	-	1,711
Net Cash Used in Operating Activities	(519,668)	(15,376)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Machinery & Equipment	(3,500)
Net Cash Provided by Investing Activities	(3,500)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock	140,000	-
Proceeds from Convertible Debentures	388,101	-
Proceeds from Note Payable - Related Party	-	15,356
Net Cash Provided by Financing Activities	528,101	15,356

Net (Decrease) Increase in Cash	4,933	(20)
Cash at Beginning of Period	152,082	4,652

Cash at End of Period	157,015	4,632

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$	$
Franchise Taxes	$	$

Shares to be issued and loan incurred for acquisition of intangible assets	$612,400	$

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Note 1. Organization and Description of Business

Cannabis Global, Inc., a Nevada corporation, formerly known as MCTC Holdings, Inc., a Delaware corporation, is located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobalinc.com. Our shares of Common Stock are quoted on the OTC Markets Pink Tier, operated by OTC Markets Group, Inc., under the ticker symbol “MCTC.” We are a research and development company focused on cannabinoid research.

Our aim is to create and commercialize proprietary engineered technologies to deliver hemp extracts and cannabinoids to the human body. We are achieving this goal by way of the introduction to the industry of new hemp and hemp extract infusion technologies, and via the introduction of new consumer products based on these technologies.

Our R&D programs included the following;

1.	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2.	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3.	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4.	Establishment of new methods to increase the bioavailability of cannabinoids to the human body utilizing nanoparticles and other proven bioenhancers, including naturally occurring glycosides, unique infusions with other food stuffs, and d-α-Tocopherol polyethylene glycol 1000 succinate (TPGS), which is widely used as a water-soluble vitamin E formulation.

5.	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

On February 16, 2020, the Company acquired Lelantos Biotech, Inc., which was involved in various aspects of research and development in areas that were of interest to CANNABIS GLOBAL, INC.. Lelantos was a recently created corporation and had assets consisting only of intellectual property in the form of trade secrets relative to cannabinoid delivery systems, had no liabilities and no other business operations. The parties to the acquisition agreement were the Company, Lelantos Biotech, Inc., a Wyoming corporation (“Lelantos”), Ma Helen M. Am Is, Inc., a Wyoming corporation (“Helen M.”), East West Pharma Group, Inc., a Wyoming corporation (“East West”), and New Horizons Laboratory Services, Inc., a Wyoming corporation (“New Horizons”). There is no material relationship between the Registrant or its affiliates and Lelantos, Helen M., East West, New Horizons, or any of their respective affiliates, other than in respect of the material definitive agreement. The terms and conditions of the agreement require the Company to issue 400,000 shares of its common stock to Lelantos, and separately, an aggregate of $500,000 in the form of notes payable as follows: $225,000 to Helen M.; $50,000 to East West, $225,000 to New Horizons.

On August 9, 2019, our board of directors determined the Company no longer meets the definition of a Shell Company as defined in Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter), which defines a Shell Company as one that has: 1) No or nominal operations; and 2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amounts of cash and cash equivalents and nominal other assets. By way of the Company: 1) beginning business activities and operations, 2) hiring its CEO, 3) appointing a highly experienced board of directors, 4) retaining consultants, 5) signing two property leases, 6) approval of budgets and business plans for several initiatives, 7) production of product samples, 8) sales initiatives to prospective customers, and other related business activities, the board of directors believes such activities are qualified as non-nominal operations and therefore the board of directors declared its believe the Company is no longer defined by Item 1101(b) of Regulation AB ( § 229.1101(b) of this chapter).

On August 9, 2019, the Company filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a company owned by our current CEO, Arman Tabatabaei. The transaction value was nominal, at only One Thousand Dollars ($1,000). Therefore, the Company believes its acquisition of Action Nutraceuticals, Inc. is not an acquisition of a significant amount of assets, or a transaction defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, that would require specific disclosures under the section cited. Regardless, the Company will disclose the transaction pursuant to 17 CFR § 229.404 - (Item 404) “Transactions with Related Persons, Promoters and Certain Control Persons.” No intellectual property, patents or trademarks were acquired in the transaction.

On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei. The value of the transaction value was nominal, at only One Thousand Dollars ($1,000) thus, the Company believes the business acquisition of Action Nutraceuticals, Inc. is transaction NOT defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons that would require specific disclosure under the section cited. Regardless, of the requirements of 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, the Company makes this disclosure.

On or about June 27, 2018 we changed domiciles from the State of Nevada to the State of Delaware and thereafter reorganized under the Delaware Holding Company Statute Delaware General Corporation Law Section 251(g). On or about July 12, 2018, two subsidiaries were formed for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituents and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger MCTC Holdings, Inc. became the surviving publicly traded issuer and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, in which former Chief Executive Officer, Garry McHenry maintains a controlling interest, sold 8,666,667 common shares of MCTC Holdings, Inc., representing approximately 70.7% of the 12,257,640 issued and outstanding shares to Messrs. Robert Hymers, Edward Manolos and Dan Nguyen, all of whom were previously unaffiliated parties. Each purchased 2,888,889 common shares for $108,333.33 each or an aggregate of $325,000, utilizing personal funds. This series of transactions constitute a change in control of the Company. The assets and liabilities of MicroChannel Corp. were spun out to Lauderdale Holdings, LLC as part of the change in control.

On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation. The Company’s original name was MultiChannel Technologies Corporation (“MultiChannel”) which was incorporated on February 28, 2005 under the laws of the State of Nevada (U.S.A.) and was originally formed as a wholly-owned subsidiary of Octillion Corp. (“Octillion”). Octillion (a Canadian company was trading in the OTC Markets under the symbol “OCTL”). At the time of Octillion’s existence, Octillion was a development stage technology company focused on the identificati0n, acquisition and development of emerging solar energy and solar related technologies and products.

On January 14, 2009, Octillion Corp. (Symbol: OCTL), the parent company of MicroChannel announced that it had changed its name to New Energy Technologies, Inc. (Symbol: NENE) (“New Energy”). The name change became effective on the Over-the-Counter Bulletin Board at the opening of trading on January 14, 2009. On June 24, 2008, MicroChannel announced that it initiated trading of its stocks on the OTC Bulletin Board under the stock symbol “MCTC”. On August 22, 2007, by corporate action taken by MicroChannel’s executive team and board members, the company amended its Articles of Incorporation to increase its authorized capital stock to 300,000,000 million shares of common stock, $0.0001 par value per share. As of September 25, 2007, there were 1,000,000 shares of common stock were issued and outstanding; there were no preferred shares issued and outstanding. The directors and sole shareholder have approved a forward split of their issued and outstanding shares of common stock on the basis of 538,646 for 1 for the purpose of effecting the distribution.

Note 2. Going Concern Uncertainties

During recent financial reporting periods, the Company began reporting revenue and has been active in reorganizing its business operations, these revenues being generated are nominal. The Company has an accumulated deficit of $2,275,234 as of February 29, 2020, and does not have positive cash flows from operating activities. Furthermore, as shown in the accompanying financial statements for six months ended February 29, 2020, the Company had a net loss of $1,147,633 and used cash in operations of $519,668. The Company expects to incur additional losses as it executes its business strategy in the cannabinoid marketplace. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to obtain necessary funding from outside sources and through the sales of Company shares. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Based on the Company’s current level of expenditures, management believes that cash on hand is not adequate to fund operations for the next twelve months. Management of the Company is estimating approximately $1,000,000 will be required over the next twelve months to fully execute its business strategy. These can be no assurance the Company will be able to obtain such funds.

Note 3.  Summary of Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts reported in those statements. We have made our best estimates of certain amounts contained in our consolidated financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. However, application of our accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties, and, as a result, actual results could differ materially from these estimates. Management believes that the estimates, assumptions, and judgments involved in the accounting policies described below have the most significant impact on our consolidated financial statements.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Action Nutraceuticals, Inc. and Aidan & Co, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution.

Inventory

Inventory is primarily comprised of work in progress. Inventory is valued at cost, based on the specific identification method, unless and until the market value for the inventory is lower than cost, in which case an allowance is established to reduce the valuation to market value. As of February 29, 2020, and February 28, 2019, market values of all of our inventory were at cost, and accordingly, no such valuation allowance was recognized.

Deposits

Deposits is comprised of advance payments made to third parties, primarily for inventory for which we have not yet taken title. When we take title to inventory for which deposits are made, the related amount is classified as inventory, then recognized as a cost of revenues upon sale (see “Costs of Revenues” below). There were no deposits as of February 29, 2020 or February 28, 2019.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract or service period.

Accounts Receivable

Accounts receivable are recorded at the net value of face amount less any allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and, based on a method of specific identification of any accounts receivable for which we deem the net realizable value to be less than the gross amount of accounts receivable recorded, we establish an allowance for doubtful accounts for those balances. In determining our need for an allowance for doubtful accounts, we consider historical experience, analysis of past due amounts, client creditworthiness and any other relevant available information. However, our actual experience may vary from our estimates. If the financial condition of our clients were to deteriorate, resulting in their inability or unwillingness to pay our fees, we may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that we collect retainers from our clients prior to performing significant services.

The allowance for doubtful accounts, if any, is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client’s inability to make required payments on accounts receivables, the provision is recorded in operating expenses. As of February 29, 2020, and February 28, 2019, we had $0 and $0 allowance for doubtful accounts, respectively.

Property and Equipment, net

Property and Equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Depreciation of capitalized construction in progress costs, a component of property and equipment, net, begins once the underlying asset is placed into service and is recognized over the estimated useful life. Property and equipment are reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.”

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management’s estimates, depending upon the nature of the assets. We have not recorded any impairment charges related to long-lived assets during the quarter ended February 29, 2020 and February 28, 2019.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). We record a BCF as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ACF”) Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and we amortize the discount to interest expense over the life of the debt using the effective interest method.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We determined to implement the cumulative effect adjustment approach to our implementation of FASB ASC Topic 606, with no restatement of the comparative periods presented. We intend to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

In accordance with FASB ASC Topic 606, Revenue Recognition, we will recognize revenue when persuasive evidence of a significant financing component exists in our consulting and product sales contracts. We examine and evaluate when our customers become liable to pay for goods and services; how much consideration is paid as compared to the cash selling price of the goods or services; and, the length of time between our performance and the receipt of payment.

Product Sales

Revenue from product sales, including delivery fees, is recognized when an order has been obtained from the customer, the price is fixed and determinable when the order is placed, the product is shipped, and collectability is reasonably assured. Generally, we drop-ship orders to our clients with shipping-point or destination terms. For any shipments with destination terms, the Company defers revenue until delivery to the customer. Given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, we are not of the opinion that our product sales indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Costs of Revenues

Our policy is to recognize the costs of revenue in the same manner in conjunction with revenue recognition. Costs of revenues include the costs directly attributable to revenue recognition and include compensation and fees for services, travel and other expenses for services and costs of products and equipment. Selling, general and administrative expenses are charged to expense as incurred.

Stock-Based Compensation

Restricted shares are awarded to employees and entitle the grantee to receive shares of restricted common stock at the end of the established vesting period. The fair value of the grant is based on the stock price on the date of grant. We recognize related compensation costs on a straight-line basis over the requisite vesting period of the award, which to date has been one year from the grant date. Stock-based compensation during the quarterly reporting period ended February 29, 2020 was $94,618.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized. For the quarterly reporting periods ending February 28, 2019, and February 29, 2020, we incurred no income taxes and had no liabilities related to federal or state income taxes.

Loss Contingencies

From time to time the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. On at least a quarterly basis, consistent with ASC 450-20-50-1C, if the Company determines that there is a reasonable possibility that a material loss may have been incurred, or is reasonably estimable, regardless of whether the Company accrued for such a loss (or any portion of that loss), the Company will confer with its legal counsel, consistent with ASC 450. If the material loss is determinable or reasonably estimable, the Company will record it in its accounts and as a liability on the balance sheet. If the Company determines that such an estimate cannot be made, the Company’s policy is to disclose a demonstration of its attempt to estimate the loss or range of losses before concluding that an estimate cannot be made, and to disclose it in the notes to the financial statements under Contingent Liabilities.

Net Income (Loss) Per Common Share

We report net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period and excludes the effects of any potentially dilutive securities. Diluted net income (loss) per share gives effect to any dilutive potential common stock outstanding during the period. The computation does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

Note 4. Net Loss Per Share

During the three-month quarterly reporting period ending February 29, 2020, the Company recorded a net loss of $762,196, which equals a loss of $0.06 on a weighted average common shares outstanding basis of 12,321,639 common shares.  On a fully diluted basis of 15, 270,766 common shares, net loss per share was $0.05.  Net loss per share during the three-month quarterly reporting period ending February 28, 2019 was $0.03 for both basic and fully diluted shares.  The increase in the net loss per share for the three-month quarterly reporting period ending February 29, 2020 was primarily a result of increased operating expenses as the Company reorganized and due to increased interest expenses.

Note 5. – Notes Receivable – Related Party

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,666,67. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 5- Notes Receivable, Related Party and in the footnote outlining Related Party Transactions. These notes are additionally described herein in Footnote 6- Notes to Shareholders, Related Party and in the footnote outlining Related Party Transactions. Because of Mr. Manolos’ and Mr. Nguyen’s associations as directors, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

Note 6. Intangible Assets

On February 12, 2020, the Company issued three Sellers Acquisition promissory notes having an aggregate principal amount of $500,000 pursuant to an Acquisition Agreement to acquire Lelantos Biotech. The terms and conditions of the agreement require the Company to issue 400,000 shares of its common stock to Lelantos, and separately, an aggregate of $500,000 in the form of notes payable as follows: $225,000 to Helen M.; $50,000 to East West, $225,000 to New Horizons. The total purchase price of Lelantos was $612,400 and the sole assets of Lelantos are its patents. In addition to the $500,000 owed via the three convertible notes, the Company will issue 400,000 common shares with a value of $112,400 bringing the total acquisition value to $612,400.

Note 7. Note Payable to Shareholders

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,666,67. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 5- Notes Payable, Related Party and in the footnote outlining Related Party Transactions. Because of Mr. Manolos’ and Mr. Nguyen’s associations as directors, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

Note 8. Related Party

In October 2017 – August 31, 2018, the Company incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees. As of August 31, 2018, this balance was forgiven and was included as part of the $168,048 Cancellation of Debt Income on the Statement of Operations.

In November 30, 2017 – August 31, 2018, the Company issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. The remaining principal balance was forgiven and included as Cancellation of Debt Income on the Income Statement for the year ended August 31, 2019.

In March 2018 and May 2018, a legal custodian of the Company funded the Company $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand.

In connection with the above notes, the Company recognized a beneficial conversion feature of $27,954, representing the intrinsic value of the conversion features at the time of issuance. This beneficial conversion feature was accreted to interest expense during the year ended August 31, 2018.

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen for loans made to the Company, each in the amount of $16,666,67 for a total balance of $33,334. The notes bear interest at 5% per annum and do not have a fixed payment schedule or maturity date. These notes are additionally described herein in Footnote 6 - Notes Payable.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

Note 9. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at August 30, 2019 and February 29, 2020, are as follows:

	February 29, 2020	August 30, 2019
Deferred tax assets:
Net operating loss carryforwards	$455,584	$212,618
Capitalized research and development	-	-
Research and development credit carry forward	1,963	1,963
Total deferred tax assets	453,621	214,581

Less: valuation allowance	(453,621)	(214,581)

Net deferred tax asset	$—	$—

The net increase in the valuation allowance for deferred tax assets was $239,040 for the six months ended February 29, 2020. The Company evaluates its valuation allowance on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at February 29, 2020 available to offset future federal taxable income, if any, of $3,629,505 which will fully expire by the fiscal year ended August 31, 2039.  Accordingly, there is no current tax expense for the six months ended February 29, 2020. In addition, the Company has research and development tax credit carry forwards of $1,923 at February 29, 2020, which are available to offset federal income taxes and fully expire by November 30, 2039.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the six months ended February 29, 2020 and February 28, 2019.

Note 10. Note Payable

On February 12, 2020, the Company issued three Sellers Acquisition promissory notes having an aggregate principal amount of $500,000 pursuant to an Acquisition Agreement to acquire Lelantos Biotech. The notes mature May 31, 2020; $450,000 (two tranches of $225,000) and $50,000 of the notes bear interest at the rate of 8% and 5% per annum, respectively. In the event, the notes are not paid within the Cash Repayment Period (prior to the Maturity Date), the notes specify the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 6.75%, 6.75% and 1.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020, August 12, 2020 and August 30, 2020, respectively; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 6.75%, 6.75% and 1.5%, respectively, times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Sellers Acquisition notes and for 182 days after conversion to an Alternative Payment Stake. The notes include a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The notes are secured by a Security Agreement, require common shares to be reserved, are transferrable and are Senior to other debt of the Company. As of February 29, 2020, the carrying value of the notes was $500,000 and accrued interest payable was $1,792.

On February 12, 2020, the Company entered into an Independent Consulting Agreement with a consultant to provide services from February 12, 2020 through December 14, 2020 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company issued to the consultant a Compensation promissory note having a principal amount of $100,000 for the Deferred Compensation portion of the Consulting Agreement. The note matures August 4, 2020 and bears interest at the rate of 8% per annum. In the event, the note is not paid within the Cash Repayment Period (prior to the Maturity Date), the note specifies the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 8.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 8.5% times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Compensation note and for 182 days after conversion to an Alternative Payment Stake. The note includes a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The note is secured by a Security Agreement, requires common shares to be reserved, is transferrable and is Senior to other debt of the Company. As of February 29, 2020, the carrying value of the notes was $100,000 and accrued interest payable was $373.

Note 11. Convertible Notes Payable

On November 6, 2019, the Company issued a convertible promissory note in the principal amount of $20,000 along with 26,667 three-year warrants exercisable at $3.50 per share in exchange for proceeds of $20,000. The note matures May 6, 2020 and bears interest at the rate of 7% per annum, payable at maturity. Commencing thirty (30) days following the issuance date, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a conversion price equal to the lower of (i) $0.75 per share; or (ii) 80% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the issuance of the warrants as well as the beneficial conversion feature, upon issuance, the Company recognized total debt discount of $20,000, which is being amortized to interest expense over the term of the note. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of February 29, 2020, the carrying value of the note was $12,637, net of debt discount of $7,363 and accrued interest payable was $441.

During the three months ended February 29, 2020, the Company issued four convertible promissory notes having an aggregate principal amount of $256,500, aggregate original issue discount (OID) of $10,500, and aggregate legal fees of $11,000, resulting in aggregate net proceeds to the Company of $235,000. The notes mature in one year from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Commencing one hundred eighty (180) days following the issuance date of $198,750 of the notes and commencing immediately following the issuance of $57,750 of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices ranging from 50% - 60% of the lowest previous fifteen (15) to twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $256,500, which is being amortized to interest expense over the term of the notes. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of February 29, 2020, the carrying value of the notes was $27,419, net of debt discount of $229,081 and accrued interest was $2,749.

Related Parties

During the six months ended February 29, 2020, the Company issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to the Company’s Chief Financial Officer. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. As of February 29, 2020, the carrying value of the notes was $2,163, net of debt discount of $130,938 and accrued interest was $427.

Upon the issuance of the convertible promissory notes, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

At the issuance date of the convertible notes payable, the Company estimated the fair value of the embedded derivatives of $847,987 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 391.42% to 398.53%, (3) weighted average risk-free interest rate of 0.86 to 1.60%, (4) expected life of one to three years and (5) estimated fair value of the Company’s common stock of $0.23 to $1.07 per share.

On February 29, 2020, the Company estimated the fair value of the embedded derivatives of $664,562 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 389.74%, (3) weighted average risk-free interest rate of 0.86% to 1.37%, (4) expected life of 0.18 to 2.00 years, and (5) estimated fair value of the Company’s common stock of $0.23 per share.

 Note 12. Derivative Liability and Far Value Measurement

Upon the issuance of certain convertible notes payable, the Company determined that the features associated with the embedded conversion option embedded in the notes payable should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

At the issuance date of the convertible notes payable, the Company estimated the fair value of the embedded derivatives of $847,987 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 391.42% to 398.53%, (3) weighted average risk-free interest rate of 0.86 to 1.60%, (4) expected life of one to three years and (5) estimated fair value of the Company’s common stock of $0.23 to $1.07 per share.

On February 29, 2020, the Company estimated the fair value of the embedded derivatives of $664,562 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 389.74%, (3) weighted average risk-free interest rate of 0.86% to 1.37%, (4) expected life of 0.18 to 2.00 years, and (5) estimated fair value of the Company’s common stock of $0.23 per share.

The Company adopted the provisions of ASC 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

●	Level 2 — Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

●	Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon Level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

As of February 29, 2020, the Company did not have any derivative instruments that were designated as hedges.

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of February 29, 2020 and August 31, 2019:

	February 29, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$664,562	$-	$-	$664,562

	August 31, 2019	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$-	$-	$-	$-

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the six months ended February 29, 2020:

Balance, August 31, 2019	$-
Transfers in due to issuance of convertible promissory notes	847,987
Transfers out due to conversions of convertible promissory notes	-
Mark to market to February 29, 2020	(183,425)
Balance, February 29, 2020	$664,562
Gain on change in derivative liability for the six months ended February 29, 2020	$183,425

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

Note 13. Preferred Shares

On December 16, 2019, the Corporation issues eight million (8,000,000) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”) in one or more series, and expressly authorized the Board of Directors of the Company (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On this date, the Board of Directors authorized the designation of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock On December 16, 2019, the Corporation authorized ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”) in one or more series, and expressly authorized the Board of Directors of the Company (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On this date, the Board of Directors authorized the designation of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock.

Note 14. Subsequent Events

On March 24, 2020, the Company received notice of allowance for its trade mark applications for Gummies You Can Feel™. The trademark numbers is U.S. Trademark SN 88590925: GUMMIES YOU CAN FEEL: Docket/Reference No. MCTC-201.

On March 19, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $150,000. The note, which is payable one year after issuance, carries interest at 10% per annum. On March 19, 2020, the Company received its first disbursement under this agreement in the amount of $50,000. Less an original discount and other certain fees, the Company netted $43,000. The note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion. Additionally, the issuer was granted three-year warrant coverage at $0.48. The note shall not be able to be converted in an amount that would result in the beneficial ownership of more than 4.99% of the Company outstanding common stock.

On March 30, 2020, the Company filed Articles of Incorporation for Cannabis Global, Inc. in the State of Nevada. Concurrently, the Company filed Articles of Domestication in the State of Nevada and Articles of Conversion in the State of Delaware, to effectively change its domicile from Delaware to Nevada, effective March 30, 2020, and to begin operations as of that date as Cannabis Global, Inc., a Nevada Corporation. The Company intends to file a Notice of Corporate Action with FINRA to formally change its name and trading symbol.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended June 30, 2019 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the common stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Arman Tabatabaei our Chief Executive Officer.

PROSPECTUS

Cannabis Global, Inc.

520 S. Grand Avenue

Suite 320

Los Angeles, CA 90071

(310) 986-4929

8,249,103 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until December 31, 2020, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

June 5, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The Selling Security Holder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the Selling Security Holder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the SEC registration fees.

Item	Amount to be paid

SEC registration fee	$524.66
Legal fees and expenses	$4,000.00
Accounting fees and expenses	$1,000.00
Miscellaneous fees and expenses	$1,000.00
Total	$6,524.66

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its shareholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

●	under Nevada General Corporation Law for the unlawful payment of dividends; or

●	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Nevada law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On July 3, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on July 3, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 10, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 10, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 16, 2019, we sold 1,400,000 restricted shares at $0.025 a share for the amount of $35,000 to an accredited investor. The investor also received 1,400,000 warrants to purchase 1,400,000 shares at a price of $0.15 per share. The warrants expire on July 16, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On July 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on July 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 15, 2019, we sold 2,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 2,000,000 warrants to purchase 2,000,000 shares at a price of $0.15 per share. The warrants expire on August 15, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 19, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $50,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 19, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings.

On August 27, 2019, we sold 1,000,000 restricted shares at $0.025 a share for the amount of $25,000 to an accredited investor. The investor also received 1,000,000 warrants to purchase 1,000,000 shares at a price of $0.15 per share. The warrants expire on August 27, 2020. The sale was made pursuant to SEC Rule 506 Section 4(2), which provides exemption from registration for transactions, which are not public offerings. As of the date of this filing, these shares have not yet been issued to the purchaser.

On August 26, 2019, we filed Form S-1 registration for the resale of up to 13,156,667 shares from certain selling holders and for the sale 20,000,000 newly issued common stock as part of a primary offering from the Company. These shares amounts are indicated based on pre-split basis not taking into account the 1 for 15 stock split occurring on August 30, 2019. On a post-split basis these share amounts are adjusted to 877,112 for sales from certain selling shareholders and 1,333,333 newly issued common stock as part of a primary offering from the Company. The S-1 registration was declared effective by the Commission on September 16, 2019.

On November 6, 2019, we sold a convertible not to an accredited investor for $20,000. The terms of the six month note allow 7% annual interest and for the conversion into common shares at $0.75. Additionally, the investor received a warrant providing the investor the right to purchase 26,666 common shares at a price of $3.50.

On November 11, 2019, we sold 83,333 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $25,000.

On November 25, 2019, we sold 120,000 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $50,000.

On December 30, 2019, The Company sold a convertible note to an accredited investor. The $63,000 note calls for annualized interest of 10% and is due on December 20, 2020. The note converts in common shares at 40% discount. This note is attached as an exhibit hereto.

On December 16, 2019, the Company’s board of directors by unanimous written consent caused the issuance of eight million (8,000,000) shares of preferred stock, par value $0.0001 per share, of the Company ("Preferred Stock") in one or more series, and expressly authorized the Board of Directors of the Company (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of the date of this filing, there were 6,000,000 Series A Preferred shares issued and outstanding.

On December 2, 2019, the Company signed an agreement to sell 260,000 registered common shares to an accredited investor. On November 26, 2019, the Company received $65,000 in advance of the signing agreement. The $65,000 was booked as a Stock Subscription Receivable. The underlying shares were issued during December of 2019 and will be reflected in the quarterly financial reporting period ending February 2020. See Note 7 to Financial Statements. The stock purchase agreement is attached hereto.

During the three months ended February 29, 2020, the Company issued four convertible promissory notes having an aggregate principal amount of $256,500, aggregate original issue discount (OID) of $10,500, and aggregate legal fees of $11,000, resulting in aggregate net proceeds to the Company of $235,000. The notes mature in one year from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Commencing one hundred eighty (180) days following the issuance date of $198,750 of the notes and commencing immediately following the issuance of $57,750 of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices ranging from 50% - 60% of the lowest previous fifteen (15) to twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $256,500, which is being amortized to interest expense over the term of the notes. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of February 29, 2020, the carrying value of the notes was $27,419, net of debt discount of $229,081 and accrued interest was $2,749.

During the three months ended February 29, 2020, the Company issued four convertible promissory notes having an aggregate principal amount of $256,500, aggregate original issue discount (OID) of $10,500, and aggregate legal fees of $11,000, resulting in aggregate net proceeds to the Company of $235,000. The notes mature in one year from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Commencing one hundred eighty (180) days following the issuance date of $198,750 of the notes and commencing immediately following the issuance of $57,750 of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices ranging from 50% - 60% of the lowest previous fifteen (15) to twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $256,500, which is being amortized to interest expense over the term of the notes. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As of February 29, 2020, the carrying value of the notes was $27,419, net of debt discount of $229,081 and accrued interest was $2,749.

We plan to use the proceeds from sales of the primary offering to partially finance our business operations. We also intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally. We are not intending to use any off-balance sheet financing arrangements.

On March 19, 2020, the Company entered into a Securities Purchases Agreement and Convertible Promissory Note in the principal amount of $150,000. The note, which is payable one year after issuance, carries interest at 10% per annum. On March 19, 2020, the Company received its first disbursement under this agreement in the amount of $50,000. Less an original discount and other certain fees, the Company netted $43,000. The note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion. Additionally, the issuer was granted three-year warrant coverage at $0.48. The note shall not be able to be converted in an amount that would result in the beneficial ownership of more than 4.99% of the Company outstanding common stock.

On May 4, 2020 the Company received its Second disbursement under this agreement win the amount of $25,000. Less an original discount and other certain fees, the Company netted $21,000. This note converts to common shares at a 40% discount to the lowest traded price during the 25 days prior to conversion.

On April 23, 2020, we sold 375,000 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $25,000.

On May 20, 2020, we sold 495,000 common shares registered in the direct offering under its From S-1 made effective by the SEC on September 16, 2019, to an accredited investor in exchange for $75,000.

On May 21, 2020, we sold 352,941 common shares registering in the direct offering under its From S-1 made effective by the SEC on September 16, 2020, to an accredited investor in exchange for $60,000.

We plan to use the proceeds from sales of the primary offering to partially finance our business operations. We also intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally. We are not intending to use any off-balance sheet financing arrangements.

Shares of Common Stock

Except as otherwise noted, the securities in these transactions were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. The Company took reasonable steps to verify that the investors were accredited investors. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The proceeds from these sales were used for general corporate purposes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1.) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii.) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii.) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(5.) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6.) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i.) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii.) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii.) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv.) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

*	Filed herewith.

**	In accordance with Rule 406T of Regulation S-T, this information is deemed not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on June 5, 2020.

By:	/s/ Arman Tabatabaei
Arman Tabatabaei
Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmy Chan, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arman Tabatabaei	Chief Executive Officer,	June 5, 2020
Chief Financial Officer and Chairman
(Principal Executive and Financial Officer)

/s/ Dan Van Nguyen	Director	June 5, 2020

/s/ Edward Manolos	Director	June 5, 2020

/s/ Melissa Riddell	Director	June 5, 2020

Exhibits List

Corporate Documents Section

3	Certificate of Incorporation

3i	Amendment to Certificate of Incorporation

3.ii	By Laws

3.iii	Aidan & Co. Inc. Formation

3.iv	Hemp You Can Feel, Inc. Formation

3.v	Articles of Domestications Nevada

3.vi	Certificate of Conversion Delaware

3.vii	Certificates of Designation Series A Preferred Stock

4a.	Convertible Promissory Note

Legal and Consents

5.1	Opinion of Mailander Law Office, Inc. regarding the legality of the securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

Material Contracts and Other

10.1	Executive Employment Agreement CEO Arman Tabatabaei

10.2	Change of Control Stock Purchase Agreement

10.3	Director Agreement – Robert L. Hymers III

10.4	Director Agreement - Dan Van Nguyen

10.5	Director Agreement – Edward Manolos

10.6	Private Placement Memorandum – July 3, 2019

10.7	Private Placement Memorandum – July 10, 2019

10.8	Private Placement Memorandum – July 16, 2019

10.9	Private Placement Memorandum – July 19, 2019

10.10	Private Placement Memorandum – August 15, 2019

10.11	Private Placement Memorandum – August 19, 2019

10.12	Property Lease 520 Grand Ave, Suite 320 Los Angeles, CA 90071

10.13	Property Lease 6130 S Avalon Ave Los Angeles, CA

DDA Filing with State of California

10.14	Resignation of Former CEO Garry McHenry

10.15	Settlement Agreement BOD Resolution Manolos/Nguyen/Others

10.16	Riddell/Kirby Agreements BOD Resolutions

10.17	Paladin Advisors SPA

10.18	Costello SPA

10.19	K&J SPA November 2019

10.20	K&J SPA April 2020

10.21	K&J SPA May 2020

10.22	Eagle Note January 2020

10.23	Crown Bridge Note March 2020

10.24	GW Holdings Note January 2020

10.25	Power Up Note December 2019

10.26	Power Up Note February 2020

10.27	BOD Action Acquisition of Action Nutraceuticals July 2019

10.28	Hymers Note January 2020

10.29	Tabatabaei Note February 2020

10.30	Tabatabaei Note Conversion

10.31	Pinnacle Consulting Agreement

10.32	Tabular Consulting Agreement

10.33	Hymers Resignation Letter

10.34	Crown Bridge Note 2nd tranche May 2020